                                                                     Exhibit 4.3


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                       KEY CONSUMER ACCEPTANCE CORPORATION

                                     Seller,

                       KEY BANK USA, NATIONAL ASSOCIATION

                                    Servicer


                                       and

                             _________________ BANK

                                     Trustee

                            on behalf of the Holders


                         -------------------------------

                         POOLING AND SERVICING AGREEMENT
                         -------------------------------

                           Dated as of _______ __, 199

                          KEY AUTO FINANCE TRUST 199 -

                    ____% Asset Backed Certificates, Class A

                    ____% Asset Backed Certificates, Class B


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                                TABLE OF CONTENTS
                                -----------------

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
ARTICLE I.  DEFINITIONS.........................................................................................  1
         Section 1.1.  Definitions..............................................................................  1
         Section 1.2.  Other Interpretative Provisions.......................................................... 20
         Section 1.3.  Calculations............................................................................. 20
         Section 1.4.  References............................................................................... 21
         Section 1.5.  Action by or Consent of Holders.......................................................... 21

ARTICLE II.  THE TRUST PROPERTY................................................................................. 21
         Section 2.1.  Conveyance of Trust Property............................................................. 21
         Section 2.2.  Representations and Warranties as to Each Receivable..................................... 21
         Section 2.3.  Representations and Warranties as to the Receivables
                              in the Aggregate and Actions of Seller............................................ 25
         Section 2.4.  Repurchase upon Breach................................................................... 26
         Section 2.5.  Custodian of Receivable Files............................................................ 26

ARTICLE III.      ADMINISTRATION AND SERVICING OF TRUST
                           PROPERTY............................................................................. 29
         Section 3.1.  Duties of Servicer....................................................................... 29
         Section 3.2.  Collection of Receivable Payments........................................................ 31
         Section 3.3.  Realization upon Receivables............................................................. 31
         Section 3.4.  Physical Damage Insurance................................................................ 32
         Section 3.5.  Maintenance of Security Interests in Financed Vehicles................................... 33
         Section 3.6.  Covenants of Servicer.................................................................... 33
         Section 3.7.  Purchase by Servicer upon Breach......................................................... 34
         Section 3.8.  Servicing Compensation................................................................... 34
         Section 3.9.  Servicer's Report........................................................................ 35
         Section 3.10. Annual Statement as to Compliance........................................................ 35
         Section 3.11. Independent Certified Public Accountants' Report......................................... 36
         Section 3.12. Access to Certain Documentation and Information Regarding
                              Receivables....................................................................... 36
         Section 3.13. Reports to the Commission................................................................ 36
         Section 3.14. Reports to the Rating Agency............................................................. 37

ARTICLE IV.       DISTRIBUTIONS; RESERVE ACCOUNT;
                           STATEMENTS TO HOLDERS................................................................ 37
         Section 4.1.  Establishment of Accounts................................................................ 37
         Section 4.2.  Collections.............................................................................. 38
         Section 4.3.  [RESERVED]............................................................................... 39
         Section 4.4.  Additional Deposits; Net Deposits........................................................ 39



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                                TABLE OF CONTENTS
                                -----------------
                                   (CONTINUED)

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
         Section 4.5.  Distributions............................................................................ 40
         Section 4.6.  Reserve Account.......................................................................... 42

ARTICLE V.  THE CERTIFICATES.................................................................................... 47
         Section 5.1.  The Certificates......................................................................... 47
         Section 5.2.  Authentication of Certificates........................................................... 48
         Section 5.3.  Registration of Transfer and Exchange of Certificates.................................... 48
         Section 5.4.  Mutilated, Destroyed, Lost or Stolen Certificates........................................ 49
         Section 5.5.  Persons Deemed Owners.................................................................... 49
         Section 5.6.  Access to List of Holders' Names and Addresses........................................... 49
         Section 5.7.  Maintenance of Office or Agency.......................................................... 50
         Section 5.8.  Book Entry Certificates.................................................................. 50
         Section 5.9.  Notices to Clearing Agency............................................................... 51
         Section 5.10. Definitive Certificates.................................................................. 51

ARTICLE VI.  SELLER............................................................................................. 52
         Section 6.1.  Representations and Warranties of Seller................................................. 52
         Section 6.2.  Liability of Seller; Indemnities......................................................... 54
         Section 6.3.  Merger or Consolidation of Seller........................................................ 55
         Section 6.4.  Limitation on Liability of Seller and Others............................................. 55
         Section 6.5.  Seller May Own Certificates.............................................................. 56

ARTICLE VII.  SERVICER.......................................................................................... 56
         Section 7.1.  Representations and Warranties of Servicer............................................... 56
         Section 7.2.  Liability of Servicer; Indemnities....................................................... 58
         Section 7.3.  Merger or Consolidation of Servicer...................................................... 59
         Section 7.4.  Limitation on Liability of Servicer and Others........................................... 59
         Section 7.5.  Servicer Not to Resign................................................................... 60
         Section 7.6.  Servicer May Own Certificates............................................................ 60

ARTICLE VIII.  SERVICING TERMINATION............................................................................ 60
         Section 8.1.  Servicer Termination Events.............................................................. 60
         Section 8.2.  Trustee to Act; Appointment of Successor Servicer........................................ 62
         Section 8.3.  Effect of Servicing Transfer............................................................. 63
         Section 8.4.  Notification to Holders.................................................................. 64
         Section 8.5.  Waiver of Past Servicer Termination Events............................................... 64
         Section 8.6.  Transfer of Accounts..................................................................... 65





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                                TABLE OF CONTENTS
                                -----------------
                                   (CONTINUED)
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ARTICLE IX.  TRUSTEE............................................................................................ 65
         Section 9.1.  Acceptance by Trustee.................................................................... 65
         Section 9.2.  Duties of Trustee........................................................................ 65
         Section 9.3.  Trustee's Certificate.................................................................... 67
         Section 9.4.  Trustee's Assignment of Purchased Receivables............................................ 67
         Section 9.5.  Certain Matters Affecting Trustee........................................................ 67
         Section 9.6.  Trustee Not Liable for Certificates or Receivables....................................... 69
         Section 9.7.  Trustee May Own Certificates............................................................. 71
         Section 9.8.  Trustee's Fees and Expenses.............................................................. 71
         Section 9.9.  Eligibility Requirements for Trustee..................................................... 71
         Section 9.10.  Resignation or Removal of Trustee....................................................... 72
         Section 9.11.  Successor Trustee....................................................................... 73
         Section 9.12.  Merger or Consolidation of Trustee...................................................... 73
         Section 9.13.  Appointment of Co-Trustee or Separate Trustee........................................... 74
         Section 9.14.  Representations and Warranties of Trustee............................................... 75
         Section 9.15.  Reports by Trustee...................................................................... 76
         Section 9.16.  Tax Returns............................................................................. 76
         Section 9.17.  Trustee May Enforce Claims Without Possession of
                              Certificates...................................................................... 77

ARTICLE X.  TERMINATION......................................................................................... 77
         Section 10.1.  Termination of the Trust................................................................ 77
         Section 10.2.  Optional Purchase of All Receivables.................................................... 78

ARTICLE XI.  MISCELLANEOUS PROVISIONS........................................................................... 78
         Section 11.1.  Amendment............................................................................... 78
         Section 11.2.  Protection of Title to Trust............................................................ 80
         Section 11.3.  Limitation on Rights of Holders......................................................... 82
         Section 11.4.  Governing Law........................................................................... 83
         Section 11.5.  Notices................................................................................. 83
         Section 11.6.  Severability of Provisions.............................................................. 83
         Section 11.7.  Assignment.............................................................................. 83
         Section 11.8.  Certificates Nonassessable and Fully Paid............................................... 84
         Section 11.9.  Intention of Parties.................................................................... 84
         Section 11.10.  Counterparts........................................................................... 84




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                                    SCHEDULE

SCHEDULE A        LOCATION OF RECEIVABLE FILES


                                    EXHIBITS

EXHIBIT A FORM OF Class A CERTIFICATE
EXHIBIT B FORM OF Class B CERTIFICATE
EXHIBIT C FORM OF SERVICER'S REPORT

         POOLING AND SERVICING AGREEMENT dated as of _______ __, 199 , between KEY CONSUMER ACCEPTANCE CORPORATION, a Delaware corporation, as Seller, KEY BANK USA, NATIONAL ASSOCIATION, a national banking association, as Servicer, and ___________ BANK, a _____________ corporation, as trustee hereunder.

         In consideration of the premises and of the mutual agreements herein contained, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.  DEFINITIONS.

         Section 1.1. Definitions. Whenever used in this Agreement, the following capitalized words and phrases, unless the context otherwise requires, have the following meanings:

         "Accounts" means collectively the Collection Account, the Class A Distribution Account, the Class B Distribution Account and the Payahead Account.

         "Account Property" means all amounts and investments held from time to time in any Account or the Reserve Account, as the case may be (whether in the form of deposit accounts, instruments, certificated securities, book entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "Actuarial Receivable" means a Receivable that provides for (i) amortization of the loan over a series of fixed level payment monthly installments and (ii) each monthly installment, including the monthly installment representing the final payment on the Receivable, to consist of an amount of interest equal to 1/12 of the Contract Rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

         "Acquired Receivable" means a Receivable acquired by a Seller Affiliate through a bulk purchase of Receivables or the acquisition of a financial institution that owned the Receivable.

         "Additional Servicing" means, for each Distribution Date, an amount equal to the lesser of (i) the amount by which (A) the aggregate amount of the Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds (B) the aggregate amount of Additional Servicing paid to the Servicer on all prior

Distribution Dates and (ii) the amount, if any, by which (A) the sum of Available Interest and Available Principal for such Distribution Date exceed (B) the sum, without duplication of (x) the Servicing Fee paid on such Distribution Date with respect to the related Collection Period and any accrued and unpaid Servicing Fee for prior Collection Periods, (y) all amounts required to be distributed to the Holders on such Distribution Date and (z) the amount, if any, deposited in the Reserve Account on such Distribution Date.

         "Affiliate" means, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any specified Person solely because such other Person has the contractual right or obligation to manage such specified Person or act as servicer with respect to the financial assets of such specified Person unless such other Person controls the specified Person through equity ownership or otherwise.

         "Agreement" means this Pooling and Servicing Agreement, including its schedules and exhibits, as amended, modified or supplemented from time to time.

         "Authorized Officer" means any officer within the Corporate Trust Office of Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Available Interest" means, for any Distribution Date, the sum of the following amounts for the related Collection Period: (a) that portion of the Collections on the Receivables received during the such Collection Period that is allocable to interest in accordance with Servicer's customary servicing procedures, (b) all Liquidation Proceeds received during the related Collection Period and (c) the Purchase Amounts, to the extent allocable to accrued interest, of all Receivables that are purchased by Seller or Servicer as of the last day of the related Collection Period. "Available Interest" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

         "Available Principal" means, for any Distribution Date the sum of the following amounts with respect to the related Collection Period: (a) that portion of all Collections on the Receivables received during such Collection Period that is allocable to principal in accordance with Servicer's customary servicing procedures; and (b) the Purchase Amounts, to the extent attributable to principal, of all Receivables purchased by Seller or Servicer as of the last day of the related Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

         "Available Reserve Amount" is defined in Section 4.6.

         "Book Entry Certificate" means beneficial interests in the definitive Certificates described in Section 5.8, the ownership of which shall be evidenced, and transfers of which shall be made, through book entries by a Clearing Agency as described in Section 5.8.

         "Business Day" means a day that is not a Saturday or a Sunday and that in the States of New York, Illinois, Ohio and the State in which the Corporate Trust Office is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

         "Certificate" means any Class A Certificate or Class B Certificate.

         "Certificate Owner" means, with respect to a Book Entry Certificate, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules, regulations and procedures of such Clearing Agency).

         "Certificate Register" means the register maintained by Trustee for the registration of Certificates and of transfers and exchanges of Certificates as provided in Section 5.3.

         "Class A Certificate" means a certificate executed by Trustee on behalf of the Trust and authenticated by Trustee substantially in the form of Exhibit A.

         "Class A Certificate Balance" means, at any time, the Original Class A Certificate Balance, as reduced by all amounts allocable to principal on the Class A Certificates distributed to Class A Holders prior to such time.

         "Class A Certificate Rate" means ____% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Class A Distribution Account" means the account established, maintained and designated as the "Class A Distribution Account" pursuant to
Section 4.1.

         "Class A Holder" means the Person in whose name a Class A Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class A Certificate registered in the name of Seller, Servicer, or any Person actually known to an Authorized Officer of Trustee to be an Affiliate of Seller or Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

         "Class A Interest Carryover Shortfall" means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class A Certificate Rate multiplied by the amount of such excess.

         "Class A Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class A Monthly Interest for such Distribution Date and (b) the Class A Interest Carryover Shortfall for such Distribution Date.

         "Class A Monthly Interest" means, for any Distribution Date, an amount equal to one-twelfth (or the actual number of days from and including the Closing Date to but excluding __________________, 199_ divided by 360, for the initial Distribution Date) of the Class A Certificate Rate multiplied by the Class A Certificate Balance as of the close of business on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Class A Certificates on or prior to such Distribution Date (or, in the case of the first Distribution Date, the Original Class A Certificate Balance).

         "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Available Principal for such Distribution Date plus the Class A Percentage of Realized Losses with respect to the related Collection Period.

         "Class A Percentage" means ____%.

         "Class A Pool Factor" means, with respect to any Distribution Date, the Class A Certificate Balance as of the close of business on such Distribution Date (after giving effect to any payments to be made on such Distribution Date) divided by the Original Class A Certificate Balance, expressed as a seven-digit decimal.

         "Class A Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class A Monthly Principal for such Distribution Date and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such Distribution Date.

         "Class A Principal Distributable Amount" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided that the Class A Principal Distributable Amount shall not exceed the Class A Certificate Balance prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount shall include, to the extent not included under the preceding sentence, the amount that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

         "Class B Certificate" means a certificate executed by Trustee on behalf of the Trust and authenticated by Trustee substantially in the form of Exhibit B.

         "Class B Certificate Balance" means, at any time, the Original Class B Certificate Balance, as reduced by all amounts allocable to principal on the Class B Certificates distributed to Class B Holders prior to such time.

         "Class B Certificate Owner" means, with respect to a Book Entry Certificate representing a beneficial interest in the Class B Certificates, the Person who is the owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules, regulations and procedures of such Clearing Agency).

         "Class B Certificate Rate" means ____% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Class B Distribution Account" means the account established, maintained and designated as the "Class B Distribution Account" pursuant to
Section 4.1.

         "Class B Holder" means the Person in whose name a Class B Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Class B Certificate registered in the name of Seller, Servicer, or any Person actually known to an Authorized Officer of Trustee to be an Affiliate of Seller or Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

         "Class B Interest Carryover Shortfall" means, (a) with respect to the initial Distribution Date, zero, and (b) with respect to any other Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class B Certificate Rate multiplied by the amount of such excess.

         "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (a) the Class B Monthly Interest for such Distribution Date and (b) the Class B Interest Carryover Shortfall for such Distribution Date.

         "Class B Monthly Interest" means, for any Distribution Date, an amount equal to one-twelfth (or the actual number of days from and including the Closing Date to but excluding __________________, 199_ divided by 360, for the initial Distribution Date) of the Class B Certificate Rate multiplied by the Class B Certificate Balance as of the close of business on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Class B Certificates on or prior to such Distribution Date (or, in the case of the first Distribution Date, the Certificate Balance on the Closing Date).

         "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Available Principal for such Distribution Date plus the Class B Percentage of Realized Losses with respect to the related Collection Period.

         "Class B Percentage" means ___%.

         "Class B Pool Factor" means, with respect to any Distribution Date, the Class B Certificate Balance as of the close of business on such Distribution Date (after giving effect to any payments to be made on such Distribution Date) divided by the Original Class B Certificate Balance, expressed as a seven-digit decimal.

         "Class B Principal Carryover Shortfall" means, as of the close of business on any Distribution Date, the excess of Class B Monthly Principal for such Distribution Date and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such Distribution Date.

         "Class B Principal Distributable Amount" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and, in the case of any Distribution Date other than the initial Distribution Date, the Class B Principal Carryover Shortfall as of the close of business on the preceding Distribution Date; provided that the Class B Principal Distributable Amount shall not exceed the Class B Certificate Balance prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the Class B Principal Distributable Amount shall include, to the extent not included under the preceding sentence, the amount that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, as amended.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

         "Closing Date" means the date of the initial issuance of the Certificates hereunder.

         "Code" means the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

         "Collection Account" means the segregated account or accounts established, maintained and designated as the "Collection Account" pursuant to
Section 4.1.

         "Collection Period" means, (a) in the case of the initial Collection Period, the period from [but not including] the Cutoff Date to and including ___________ __, 199_ and (b) thereafter, each calendar month during the term of this Pooling and Servicing Agreement. With respect to any Determination Date, Deposit Date or Distribution Date, the "related Collection Period" means the Collection Period preceding the month in which such Determination Date, Deposit Date or Distribution Date occurs.

         "Collections" means all collections on the Receivables and any proceeds from Insurance Policies and lender's single interest insurance policies.

         "Commission" means the Securities and Exchange Commission.

         "Contract Rate" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

         "Corporate Trust Office" means the principal office of Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at ______________,
Attention: _____________, Telephone: ___________, Facsimile: _______________ or
at such other address as Trustee may designate from time to time by notice to the Holders, Seller and Servicer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Holders, Seller and Servicer).

         "Custodian" means Servicer in its capacity as agent of the Trustee, as custodian of the Receivable Files and any Seller Affiliate acting as agent for Servicer for the purpose of maintaining custody of the Receivables Files.

         "Cutoff Date" means the [opening] of business on ______ __, 199 .

         "Cutoff Date Principal Balance" means, with respect to any Receivable, the Initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the Cutoff Date and allocable to principal in accordance with the terms of the Receivable.

         "Dealer" means, with respect to any Receivable, the seller of the related Financed Vehicle.

         "Dealer Agreement" means an agreement between an Originator and a Dealer pursuant to which such Originator acquires Motor Vehicle Loans from the Dealer or gives such Dealer the right to induce persons to apply to such

Originator for loans in connection with the retail sale of Motor Vehicles by such Dealer.

         "Dealer Recourse" means, with respect to any Dealer, any rights and remedies against such Dealer under the related Dealer Agreement (other than with respect to any breach of representation or warranty thereunder) with respect to credit losses on a Receivable secured by a Financed Vehicle sold by such Dealer.

         "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices; provided that any Receivable which Seller or Servicer is obligated to repurchase or purchase shall be deemed to have become a Defaulted Receivable during a Collection Period if Seller or Servicer fails to deposit the related Purchase Amount on the related Deposit Date when due.

         "Definitive Certificates" is defined in Section 5.8.

         "Delivery" when used with respect to Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the UCC and are susceptible of physical delivery, transfer thereof to Trustee or its nominee or custodian by physical delivery to Trustee or its nominee or custodian endorsed to, or registered in the name of, Trustee or its nominee or custodian or endorsed in blank, and, with respect to a "certificated security" (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, Trustee or its nominee or custodian or endorsed in blank to a "financial intermediary" (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Account Property to Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to Trustee or its nominee or custodian of the purchase by Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to Trustee or its nominee or custodian and indicating that such custodian holds such Account Property solely as agent for Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Account Property to Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to Trustee or its nominee or custodian.

         "Deposit Date" means, with respect to any Collection Period, the Business Day preceding the related Distribution Date.

         "Depository Agreement" means the agreement among Seller, Servicer, Trustee and the initial Clearing Agency, dated the Closing Date.

         "Determination Date" with respect to any Collection Period, means the tenth day of the calendar month following such Collection Period (or, if the tenth day is not a Business Day, the next succeeding Business Day).

         "Direct Loan" means motor vehicle promissory notes and security agreements executed by an Obligor in favor of a motor vehicle lender.

         "Distribution Date" means the __ day of each month (or, if the __ day is not a Business Day, the next succeeding Business Day), commencing _______ __, 199 .

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts (other than the Reserve Account) may be maintained with Key Bank USA, National Association, or any of its Affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence.

         "Eligible Institution" means a depository institution (which may be Servicer or any Affiliate of Servicer or Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (a) has (i) either a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by S&P and
(ii) (A) a short-term senior unsecured debt rating of A-l or better by S&P and
(B) a short-term senior unsecured debt rating of P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation. If so qualified, Servicer, any Affiliate of Servicer or Trustee may be considered an Eligible Institution.

         "Eligible Investments" shall mean any one or more of the following types of investments:

                  (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of Seller, Trustee or any Affiliate of the Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from S&P of A-1+ and from Moody's of P-1;

                  (c) commercial paper (including commercial paper of any Affiliate of Seller) having, at the time of the investment or contractual commitment to invest therein, a rating from S&P of A-1+ and from Moody's of P-1;

                  (d) investments in money market funds (including funds for which Trustee or any of its Affiliates or any of Seller's Affiliates is investment manager or advisor) having a rating from S&P of AAA-m or AAAm-G and from Moody's of Aaa;

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

                  (g) any other investment with respect to which each Rating Agency has provided written notice that such investment would not cause such Rating Agency to downgrade or withdraw its then current rating on the Class A Certificates or the Class B Certificates.

         "Eligible Servicer" means a Person which, at the time of its appointment as Servicer, (a) has a net worth of not less than $50,000,000, (b) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle loans, (c) is legally qualified, and has the capacity, to service the Receivables, (d) has demonstrated the ability to service a portfolio of motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (e) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which Servicer uses in connection with performing its duties and responsibilities under this Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement.

         "ERISA" means the Employment Retirement Income Security Act of 1974.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Final Scheduled Distribution Date" means the _________ ____ Distribution Date.

         "Final Scheduled Maturity Date" means the last day of the Collection Period immediately preceding the Collection Period during which the Final Scheduled Distribution Date falls.

         "Financed Vehicle" means, with respect to a Receivable, the Motor Vehicle, together with all accessories and accessions thereto, securing or purporting to secure the indebtedness under such Receivable.

         "Fitch" means Fitch Investors Service, L.P., or its successor.

         "GAAP" is defined in Section 11.1(c).

         "Holder" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, request or waiver pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of Seller, Servicer or any Person actually known to an Authorized Officer of Trustee to be an Affiliate of Seller or Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, request or waiver shall have been obtained.

         "Initial Principal Balance" means, in respect of a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs, including accessories, service and warranty contracts, insurance premiums, other items customarily financed as part of retail motor vehicle loans and/or retail installment sales contracts and other fees charged by a Seller Affiliate or Dealer and included in the amount to be financed, the total of which is shown as the initial principal balance in the note and security agreement or retail installment sale contract evidencing and securing such Receivable.

         "Insurance Policies" means, all credit life and disability insurance policies maintained by the Obligors and all Physical Damage Insurance Policies.

         "Key Bank" means, Key Bank USA, National Association, a national banking association.

         "KeyCorp" means, KeyCorp, an Ohio corporation.

         "Lien" means a security interest, lien, charge, pledge, preference, participation interest or encumbrance of any kind, other than liens for taxes not yet due and payable, mechanics' or materialmen's liens and other liens for work, labor or materials, and any other liens that may attach by operation of law.

         "Liquidation Proceeds" means, with respect to any Receivable which has become a Defaulted Receivable, (a) insurance proceeds received by Servicer with respect to the Insurance Policies, (b) amounts received by Servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle or a deficiency balance recovered after the charge-off of the related Receivable or as a result of any Dealer Recourse) on such Defaulted Receivable net of any expenses incurred by

Servicer in connection therewith and any payments required by law to be remitted to the Obligor.

         "Majority Holders" means Holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single class.

         "Minimum Specified Reserve Balance" with respect to any Distribution Date means the lesser of (i) $__________ and (ii) the aggregate outstanding Class A Certificate Balance and Class B Certificate Balance (after giving effect to any distributions on the Certificates on such Distribution Date).

         "Moody's" means Moody's Investors Service, Inc.

         "Motor Vehicle" means a new or used automobile or light duty truck.

         "Motor Vehicle Loan" means a Direct Loan or retail installment sales contract secured by a Motor Vehicle originated by a Seller Affiliate or another financial institution.

         "Obligor" means, with respect to a Receivable, the borrower or co-borrowers under the related Receivable and any co-signer of the Receivable or other Person who owes or may be primarily or secondarily liable for payments under such Receivable.

         "Officer's Certificate" means a certificate signed by the chairman, the president, any vice president or the treasurer of Seller or Servicer, as the case may be, and delivered to Trustee.

         "Opinion of Counsel" means a written opinion of counsel (who may be an employee of Seller or Servicer or any of their Affiliates) reasonably acceptable in form to Trustee.

         "Original Certificate Balance" means the sum of the Original Class A Certificate Balance and the Original Class B Certificate Balance.

         "Original Class A Certificate Balance" means $______________.

         "Original Class B Certificate Balance" means $_______________.

         "Original Pool Balance" means the Pool Balance as of the Cutoff Date.

         "Originator" means, with respect to any Direct Loan or retail installment sales contract, the Seller Affiliate that was the lender with respect to such Direct Loan or that acquired such Direct Loan or retail installment sales contract from a Dealer or other Person.

         "Payaheads" means early payments by or on behalf of Obligors on Precomputed Receivables which, in accordance with the Servicer's customary practices, do not constitute scheduled payments or full prepayments and are applied to principal and interest in a subsequent period.

         "Payahead Account" means the account designated as such, established and maintained pursuant to Section 4.1.

         "Person" means a legal person, including any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Physical Damage Insurance Policy" means a theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle.

         "Pool Balance" means, at any time, the aggregate Principal Balance of the Receivables (excluding Defaulted Receivables) at such time.

         "Pool Factor" means, with respect to any Collection Period, the Pool Balance as of the last day of such Collection Period divided by the Original Pool Balance, expressed as a seven-digit decimal.

         "Precomputed Receivable" means (i) an Actuarial Receivable, (ii) a Rule of 78's Receivable or (iii) a Sum of Periodic Balances Receivable.

         "Principal Balance" means, as of any time, for any Receivable, the principal balance of such Receivable under the terms of the Receivable determined in accordance with the Servicer's customary practices.

         "Purchase Agreement" means each Purchase Agreement dated as of ________ __, 199__ by and between a Seller Affiliate and the Seller, as amended, restated or otherwise modified from time to time.

         "Purchase Amount" of any Receivable means, with respect to any Deposit Date, an amount equal to the sum of (a) the outstanding Principal Balance of such Receivable as of the last day of the preceding Collection Period and (b) the amount of accrued and unpaid interest on such Principal Balance at the related Contract Rate from the date a payment was last made by or on behalf of the Obligor through and including the last day of such preceding Collection Period, in each case after giving effect to the receipt of monies collected on such Receivable in such preceding Collection Period.

         "Purchased Receivable" means, at any time, a Motor Vehicle Loan included in the Schedule of Receivables as to which payment of the Purchase Amount has previously been made by Seller or Servicer pursuant to this Agreement.

         "Rating Agencies" means Moody's, S&P and Fitch.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified Seller, Servicer or Trustee in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating on the Class A Certificates or the Class B Certificates.

         "Realized Losses" means, for any Collection Period, the aggregate Principal Balances of any Receivables that became Defaulted Receivables during such Collection Period.

         "Receivable" means each Motor Vehicle Loan described in the Schedule of Receivables, but excluding (i) Defaulted Receivables to the extent the Principal Balances thereof have been deposited in the Collection Account and (ii) any Purchased Receivables.

         "Receivable File" is defined in Section 2.5.

         "Record Date" means, subject to Section 1.4, with respect to any Distribution Date, the last day of the related Collection Period.

         "Related Agreements" means the Certificates, the Depository Agreement and the underwriting agreement between Seller and the underwriter(s) of the Certificates. The Related Agreements to be executed by any party are referred to herein as "such party's Related Agreements", "its Related Agreements" or by a similar expression.

         "Required Rating" means a rating with respect to short term deposit obligations of at least P-1 by Moody's and at least A-1 by S&P.

         "Reserve Account" means the account established, maintained and designated as the "Reserve Account" pursuant to Section 4.6.

         "Reserve Account Initial Deposit" means cash or Eligible Investments having a value of at least $___________.

         "Reserve Account Property" is defined in Section 4.6.

         "Rule of 78's Receivable" means a Receivable that provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated Contract Rate for the term of the Receivable and allocated to each monthly payment based upon a fraction, the numerator of which is the number of payments scheduled to have been made prior to the due date for such monthly payments on such Receivable and the denominator of which is the sum of all such numbers of payments to be made until the maturity of such Receivable.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Schedule of Receivables" means, with respect to the Motor Vehicle Loans to be conveyed to Seller by each Seller Affiliate and to Trustee by Seller, the list identifying such retail Motor Vehicle Loans delivered to Trustee on the Closing Date.

         "Securities Intermediary" is defined in Section 4.6 of this Agreement.

         "Seller" means Key Consumer Acceptance Corporation, in its capacity as seller of the Receivables to the Trust under this Agreement, or any successor pursuant to Section 6.3.

         "Seller Affiliate" means each Affiliate of the Seller that is transferring Receivables to Seller for purposes of sale to the Trust.

         "Servicer" means Key Bank USA, National Association, in its capacity as servicer of the Receivables under this Agreement, any successor pursuant to
Section 7.3 or any successor Servicer appointed and acting pursuant to Section 8.2.

         "Servicer Termination Event" means an event specified in Section 8.1.

         "Servicer's Report" is defined in Section 3.9.

         "Servicing Fee" means, with respect to any Distribution Date, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate, multiplied by
(b) the Pool Balance as of the beginning of the first day of the preceding Collection Period.

         "Servicing Fee Rate" shall be ___% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Servicing Officer" means any individual involved in, or responsible for, the administration and servicing of the Receivables, whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to Trustee by Servicer, as such list may be amended from time to time by Servicer in writing.

         "Simple Interest Method" means the method of allocating a fixed level payment monthly installments between principal and interest, pursuant to which such installment is allocated first to accrued and unpaid interest at the Contract Rate on the unpaid principal balance and the remainder of such installment is allocable to principal.

         "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Specified Reserve Account Balance" means, for any Distribution Date, the greater of (a) ___% of the sum of the Class A Certificate Balance plus the Class B Certificate Balance on such Distribution Date (after giving effect to all payments on the Certificates to be made on or prior to such Distribution
Date), and (b) the Minimum Specified Reserve Balance as of such Distribution
Date.

         "Sum of Periodic Balances Receivable" means a Receivable that provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated Contract Rate for the term of the Receivable and allocated to each monthly payment based upon a fraction, the numerator of which is the principal balance of such Receivable immediately prior to the due date for such monthly payment and the denominator of which is the sum of all principal balances for each monthly payment to be made until the maturity of such Receivable.

         "Supplemental Servicing Fee" is defined in Section 3.8.

         "Trust" means the trust created by this Agreement, which shall be known as Key Auto Finance Trust 199_-_.

         "Trustee" means ____________ Bank, a __________ corporation, as Trustee under this Agreement and any successor Trustee appointed and acting pursuant to this Agreement.

         "Trust Property" means:

                  (a) all right, title and interest of Seller in and to the Receivables, and all moneys received thereon [on or] after the Cutoff Date;

                  (b) all right, title and interest of Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Seller in the Financed Vehicles and any other property that shall secure the Receivables;

                  (c) the interest of Seller in any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors or from claims under any lender's single interest insurance policy naming any Seller Affiliate as an insured;

                  (d) rebates of premiums relating to Insurance Policies and rebates of other items such as extended warranties financed under the Receivables, in each case, to the extent the Servicer would, in accordance with its customary practices, apply such amounts to the Principal Balance of the related Receivable;

                  (e) the interest of Seller in any proceeds from (i) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement, (ii) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Motor Vehicle Loan or (iii) any Dealer Recourse or other rights relating to the Receivables under Dealer Agreements;

                  (f) all right, title and interest in all funds on deposit from time to time in the Collection Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account (including the Account Property related thereto) and in all investments and proceeds thereof (but excluding all investment income thereon);

                  (g) all right, title and interest of Seller under each Purchase Agreement, including the right of Seller to cause a Seller Affiliate to repurchase Receivables from Seller;

                  (h) all right, title and interest of Seller in any instrument or document relating to the Receivables; and

                  (i)  the proceeds of any and all of the foregoing.

          Notwithstanding anything to the contrary contained herein, the Trust Property shall not include, and the Trust shall not have any right to, the Reserve Account or any funds actually or deemed to be deposited in such account or any investments therein.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

         Section 1.2. Other Interpretative Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 1.3. Calculations. All calculations of the amount of interest accrued on the Certificates during any Collection Period and all calculations of the amount of the Servicing Fee payable with respect to a Collection Period shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         Section 1.4. References. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Closing Date. All references to the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business on such day. All references herein to the close of business means the close of business, Cleveland, Ohio time.

         Section 1.5. Action by or Consent of Holders. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Holders, such provision shall be deemed to refer to Holders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consented to, by Holders.

ARTICLE II.  THE TRUST PROPERTY.

         Section 2.1. Conveyance of Trust Property. In consideration of Trustee's delivery to Seller or its designee of authenticated Certificates, in authorized denominations, in an aggregate amount equal to the Original Certificate Balance, Seller hereby sells, transfers, assigns and conveys to Trustee, upon the terms and conditions hereof, in trust for the benefit of the Holders, the Trust Property, without recourse (except to the extent of Seller's obligations under this Agreement and the Related Agreements). The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Trustee, any Holder or any Certificate Owner of any obligation of any Seller Affiliates to the Obligors, the Dealers or any other Person in connection with the Receivables and the other Trust Property or any agreement, document or instrument related thereto.

         Section 2.2. Representations and Warranties as to Each Receivable. Seller hereby makes the following representations and warranties as to each Receivable conveyed by it to the Trust hereunder on which Trustee shall rely in accepting the Trust Property in trust and authenticating the Certificates. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

                  (a) Characteristics of Receivables. The Receivable has been fully and properly executed by the parties thereto and (i) is a Direct Loan made by an Originator or has been originated by a Dealer in the ordinary course of such Dealer's business and has been purchased by an Originator, in either case, in the ordinary course of such Originator's business and in accordance with such Originator's underwriting standards to finance the retail sale by a Dealer of the related Financed Vehicle or has otherwise been acquired by a Seller Affiliate,
         (ii) the Originator of which has underwriting standards that require physical damage insurance to be maintained on the related Financed Vehicle, (iii) is secured by a valid, subsisting, binding and enforceable first priority security interest in favor of a Seller Affiliate in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), which security interest is assignable together with such Receivable, and has been so assigned to Seller, and subsequently assigned by Seller to Trustee, (iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (v) provided, at origination, for level monthly payments (provided that the amount of the last payment may be different), which fully amortize the Initial Principal Balance over the original term,
         (vi) provides for interest at the Contract Rate specified in the Schedule of Receivables, (vii) was originated in the United States, and
         (viii) constitutes "chattel paper" as defined in the UCC.

                  (b) Individual Characteristics. The Receivables have the following individual characteristics as of the Cutoff Date: (i) each Receivable is secured by a Motor Vehicle; (ii) each Receivable has a Contract Rate of at least ____% and not more than ____%; (iii) each Receivable had a remaining number of scheduled payments, as of the Cutoff Date, of not less than ____ and not more than ____; (iv) each Receivable had an initial Principal Balance of not less than $__________ and not more than $__________; (v) no Receivable was more than 30 days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) no Receivable is subject to a force placed Physical Damage Insurance Policy on the related Financed Vehicle; [(viii) each Receivable is a Simple Interest Receivable;] and (ix) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of the Receivable. The Receivables were selected using selection procedures that were not intended by any Seller Affiliate or Seller to be adverse to the Holders.

                  (c) Schedule of Receivables. The information with respect to each Receivable set forth in the Schedule of Receivables, including (without limitation) the identity and address of the Obligor, account number, the Initial Principal Balance, the maturity date and the Contract Rate, was true and correct in all material respects as of the close of business on the Cutoff Date.

                  (d) Compliance with Law. The Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable,


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



         usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z and any other consumer credit, consumer protection, equal opportunity and disclosure laws.

                  (e) Binding Obligation. The Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

                  (f) Lien in Force. Neither Seller nor any Seller Affiliate has taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by the Receivable in whole or in part.

                  (g) No Amendment or Waiver. No material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under this Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this Section.

                  (h) No Liens. Neither Seller nor any Seller Affiliate has received notice of any Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

                  (i) No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, to the knowledge of Seller, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen.

                  (j) Insurance. The Receivable requires the Obligor to insure the Financed Vehicle under a Physical Damage Insurance Policy, pay the premiums for such insurance and keep such insurance in full force and effect.

                  (k) Good Title. It is the intention of Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of Seller's estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by Seller to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, Seller had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to the Trust and immediately upon the transfer and assignment of the Receivable to the Trust, the Trust shall have good and marketable title to the Receivable, free and clear of any Lien; and the Trust's interest in the Receivable resulting from the transfer has been perfected under the UCC.

                  (l) Obligations. Each Seller Affiliate has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable.

                  (m) Possession. There is only one original executed Receivable, and immediately prior to the Closing Date, the applicable Seller Affiliate will have possession of such original executed Receivable.

                  (n) No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

                  (o) Marking Records. By the Closing Date, Seller shall have caused the portions of Seller's and each Seller Affiliate's electronic master record of Motor Vehicle Loans relating to the Receivables to be clearly and unambiguously marked to show that the Receivable is owned by Trustee in accordance with the terms of this Agreement.

                  (p) No Assignment. As of the Closing Date, Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable, that is senior to, or equal with, that of Trustee.

                  (q) Lawful Assignment. The Receivable has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer or assignment of such Receivable hereunder or pursuant to transfers of the Certificates are unlawful, void or voidable. Neither Seller nor any Seller Affiliate has entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  (r) Dealer Agreements. A Dealer Agreement for each Receivable is in effect whereby the Dealer warrants title to the Motor Vehicle and indemnifies the Seller Affiliate that is a party to such Dealer Agreement against the unenforceability of each Receivable sold thereunder, and the rights of such Seller Affiliate thereunder, with regard to the Receivable sold hereunder, have been validly assigned to and are enforceable against the Dealer by the Seller and then to and by the Trustee, along with any Dealer Recourse.

                  (s) Composition of Receivable. No Receivable has a Principal Balance which includes capitalized interest or late charges.

                  (t) Database File. The information included with respect to each Receivable in the database file delivered pursuant to Section 3.9(b) is accurate and complete in all material respects.

         Section 2.3. Representations and Warranties as to the Receivables in the Aggregate. Seller hereby makes the following representations and warranties as to the Receivables conveyed by it to the Trust hereunder on which Trustee shall rely in accepting the Trust Property in trust and authenticating the Certificates. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

                  (a)  Amounts. The Original Pool Balance was $_____________.

                  (b) Aggregate Characteristics. The Receivables had the following characteristics in the aggregate as of the Cutoff Date: (i) approximately ____% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately _____% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) approximately _____%, _____%, _____% and ____% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the States of ___________, ___________, ___________, and _____________,
         respectively, and no other state accounts for more than 5% of the Original Pool Balance; (iii) the weighted average Contract Rate of the Receivables was _____%; (iv) there are ________ Receivables being conveyed by Seller to the Trust; (v) the average Cutoff Date Principal Balance of the Receivables was $__________; and (vi) the weighted average original term and weighted average remaining term of the Receivables were _____ months and ___ months, respectively.

         Section 2.4. Repurchase upon Breach. Seller, Servicer or Trustee, as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations or warranties made by Seller in Section 2.2, provided that the failure to give such notice shall not affect any obligation of Seller. If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day (or if Seller elects, the 30th day) after the date on which Seller becomes aware of, or receives written notice from Trustee or Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interests of Trustee and the Holders in any Receivable, Seller shall repurchase each such affected Receivable from Trustee as of such last day of such Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of such last day of such Collection Period. Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in Section 2.2 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of the Trust to receive and retain payment in full on such Receivable. In consideration of the repurchase of a Receivable hereunder, Seller shall remit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the manner specified in Section 4.4. The sole remedy of the Trust, Trustee or the Holders with respect to a breach or failure to be true of the representations or warranties made by Seller pursuant to Section
2.2 shall be to require Seller to repurchase Receivables pursuant to this Section.

         Section 2.5. Custodian of Receivable Files. (a) Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs, Trustee, upon the execution and delivery of this Agreement, revocably appoints the Custodian, as agent, and the Custodian accepts such appointment, to act as agent on behalf of Trustee to maintain custody of the following documents or instruments, which are hereby constructively delivered to Trustee with respect to each Receivable (collectively, a "Receivable File"):

                  (i)  the fully executed original of the Receivable;

                  (ii) any documents customarily delivered to or held by Seller or Servicer evidencing the existence of any Physical Damage Insurance Policies;

                  (iii) the original credit application, fully executed by the Obligor;

                  (iv) the original certificate of title, or such other documents as the applicable Seller Affiliate, as appropriate, keeps on file, in accordance with its customary procedures, evidencing the security interest of such Seller Affiliate in the Financed Vehicle;

                  (v) originals or true copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable; and

                  (vi) any and all other documents or electronic records that Seller, any Seller Affiliate or Servicer, as the case may be, keeps on file, in accordance with its customary procedures, relating to the Receivable, any Insurance Policies, the Obligor or the Financed Vehicle.

         (b) Safekeeping. Servicer, in its capacity as Custodian, shall hold the Receivable Files as agent on behalf of Trustee for the benefit of all present and future Holders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable as shall enable Servicer and Trustee to comply with the terms and provisions of this Agreement applicable to them. In performing its duties as Custodian hereunder, the Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Custodian exercises with respect to receivable files relating to other similar motor vehicle loans owned and/or serviced by the Custodian and that is consistent with industry standards. In accordance with its customary practice with respect to its retail installment sale contracts, Custodian shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, and shall maintain the Receivable Files in such a manner as shall enable Trustee to verify, if Trustee so elects, the accuracy of the record keeping of Custodian. Custodian shall promptly report to Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure. The Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables. Nothing herein shall be deemed to require Trustee to verify the accuracy of the record keeping of the Custodian.

         (c) Maintenance of and Access to Records. The Custodian shall maintain each Receivable File at the location specified in Schedule A to this Agreement, or at such other office of the Custodian within the United States (or, in the case of any successor Custodian, within the State in which its principal place of business is located) as shall be specified to Trustee by 30 days' prior written notice. Upon Trustee's reasonable request, the Custodian shall make available to Trustee or its agents (or, when requested in writing by Trustee, to its attorneys or auditors) the Receivable Files and the related accounts, records and computer systems maintained by the Custodian at such times during the normal business hours of the Custodian for purposes of inspecting, auditing or making copies or abstracts of the same.

         (d) Release of Documents. Upon written instructions from Trustee, Custodian shall release any document in the Receivable Files to Trustee or its agent or designee, as the case may be, at such place or places as Trustee may designate, as soon thereafter as is practicable. Any document so released shall be handled by Trustee with due care and returned to the Custodian for safekeeping as soon as Trustee or its agent or designee, as the case may be, shall have no further need therefor.

         (e) Title to Receivables. The Custodian agrees that, in respect of any Receivable File held by the Custodian hereunder, the Custodian will not at any time have or in any way attempt to assert any interest in such Receivable File or the related Receivable, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of the Trust and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

         (f) Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of Trustee. A certified copy of excerpts of certain resolutions of the Board of Directors of Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Custodian of written notice to the contrary given by Trustee.

         (g) Custodian's Indemnification. Custodian shall indemnify and hold harmless Trustee, its officers, directors, employees and agents and the Holders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred or asserted against Trustee or the Holders as the result of any act or omission of Custodian relating to the maintenance and custody of the Receivable Files; provided that the Custodian shall not be liable hereunder to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of Trustee. Indemnification under this Section 2.5(g) shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of this Agreement and the resignation or removal of Trustee. If Custodian shall have made any indemnity payments to Trustee pursuant to this Section and Trustee thereafter shall collect any of such amounts from Persons other than Custodian, Trustee shall immediately upon receipt thereof repay such amounts to Custodian, without interest.

         (h) Effective Period and Termination. Servicer's appointment as Custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this subsection (h). If Servicer shall resign as Servicer in accordance with Section 7.5 or if all of the rights and obligations of Servicer shall have been terminated under Section 8.1, the appointment of Servicer as Custodian hereunder may be terminated by Trustee or by the Majority Holders, in the same manner as Trustee or such Holders may terminate the rights and obligations of Servicer under Section 8.1. Trustee may terminate Servicer's appointment as Custodian hereunder at any time with cause, or with 30 days' prior written notice without cause, upon written notification to Servicer. As soon as practicable after any termination of such appointment Servicer shall deliver, or cause to be delivered, the Receivable Files to Trustee, Trustee's agent or Trustee's designee at such place or places as Trustee may reasonably designate. Notwithstanding any termination of Servicer as Custodian hereunder (other than in connection with a termination resulting from the termination of Servicer, as such, pursuant to Section 8.1), from and after the date of such termination, and for so long as Servicer is acting as such pursuant to this Agreement, Trustee shall provide, or cause the successor Custodian to provide, access to the Receivable Files to Servicer, at such times as Servicer shall reasonably request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

         (i) Delegation. Custodian may, at any time without notice or consent, delegate any or all of its duties to any Seller Affiliate; provided that no such delegation shall relieve Custodian of its responsibility with respect to such duties and Custodian shall remain obligated and liable to Trustee and the Holders for its duties hereunder as if Custodian alone were performing such duties.

ARTICLE III.      ADMINISTRATION AND SERVICING OF TRUST
                           PROPERTY.

         Section 3.1. Duties of Servicer. (a) Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables), and perform the other actions required by Servicer under this Agreement, with reasonable care. Without limiting the standard set forth in the preceding sentence, Servicer shall use a degree of skill, attention and care that is not less than Servicer exercises with respect to comparable Motor Vehicle Loans that it services for itself or others and that is consistent with prudent industry standards. Servicer's duties shall include the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state or local governmental authorities, investigating delinquencies, sending payment coupons or monthly invoices to Obligors, reporting required tax information to Obligors, accounting for Collections, monitoring the status of Physical Damage Insurance Policies with respect to the Financed Vehicles as provided in Section 3.4(a), furnishing monthly and annual statements to Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default and performing the other duties specified herein. Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Physical Damage Insurance Policies as provided in Section 3.4(b) and the Dealer Agreements. Without limiting the generality of the foregoing, Servicer is hereby authorized and empowered by Trustee to execute and deliver, on behalf of itself, the Trust, Trustee and the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided that notwithstanding the foregoing, Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in connection with a de minimis deficiency which Servicer would not attempt to collect in accordance with its customary procedures. If Servicer shall commence a legal proceeding to enforce a Receivable, Trustee shall thereupon be deemed to have automatically assigned such Receivable to Servicer, which assignment shall be solely for purposes of collection. Trustee shall furnish Servicer with any powers of attorney and other documents or instruments necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

         (b) Servicer may, at any time without notice (except that Servicer shall give written notice to each Rating Agency of any delegation outside the ordinary course of business of the substantial portion of its servicing business) or consent, delegate (i) any or all duties under this Agreement to any Person more than 50% of the voting securities of which are owned, directly or indirectly, by KeyCorp, so long as Key Bank USA acts as Servicer, or (ii) specific duties to subcontractors who are in the business of performing such duties; provided that no such delegation shall relieve Servicer of its responsibility with respect to such duties and Servicer shall remain obligated and liable to Trustee and the Holders for servicing and administering the Receivables in accordance with this Agreement as if Servicer alone were performing such duties.

         Section 3.2. Collection of Receivable Payments. (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Physical Damage Insurance Policies, the Dealer Agreements and the other Trust Property in such manner as will, in the reasonable judgment of Servicer, maximize the amount to be received by the Trust with respect thereto, in accordance with the standard of care required by Section 3.1. Servicer shall be entitled to amend or modify any Receivable in accordance with its customary procedures if Servicer believes in good faith that such amendment or modification is in the best interests of the Trust; provided that Servicer may not, unless ordered by a court of competent jurisdiction or otherwise required by applicable law, (i) extend a Receivable beyond the Final Scheduled Maturity Date, or (ii) reduce the Principal Balance or Contract Rate of any Receivable. If Servicer fails to comply with the provisions of the preceding sentence, Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 4.7 as of the close of business for the Collection Period in which such failure occurs. Servicer may, in its discretion (in accordance with its customary standards, policies and procedures), waive any prepayment charge, late payment charge, extension fee or any other fee that may be collected in the ordinary course of servicing a Receivable.

         (b) If in the course of collecting payments under the Receivables, Servicer determines to set off any obligation of Servicer to an Obligor against an amount payable by the Obligor with respect to such Receivable, Servicer shall deposit the amount so set off in the Collection Account, no later than the close of business on the Deposit Date for the Collection Period in which the set-off occurs. All references herein to payments or Liquidation Proceeds collected by Servicer shall include amounts set-off by Servicer.

         Section 3.3. Realization upon Receivables. On behalf of the Trust, Servicer shall charge off a Receivable as a Defaulted Receivable in accordance with its customary standards (and, in no event later than ___ days after a Receivable shall have become delinquent) and shall use reasonable efforts to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after default, in accordance with the standard of care required by Section 3.1. In taking such action, Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of Motor Vehicle Loans, and as are otherwise consistent with the standard of care required under Section 3.1, which shall include exercising any rights under the Dealer Agreements and selling the Financed Vehicle at public or private sale. Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds or pursuing any deficiency claim against the related Obligor, but only out of the cash proceeds of such Financed Vehicle or any deficiency obtained from the Obligor. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

         If Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from Trustee to Servicer of the rights under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Trustee, on behalf of the Trust, at Servicer's expense, or Seller, at Servicer's expense, shall take such steps as Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in its name or the names of the Holders.

         Section 3.4. Physical Damage Insurance. (a) The Receivables require that each Financed Vehicle be insured under a Physical Damage Insurance Policy. Servicer shall monitor or cause to be monitored, the status of such physical damage insurance coverage to the extent consistent with its customary servicing procedures. If Servicer shall determine that an Obligor has failed to obtain or maintain a Physical Damage Insurance Policy covering the related Financed Vehicle, Servicer shall use its reasonable efforts to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical damage insurance, provided that Servicer shall not be required to take such actions if there is in place a lender's single interest policy with respect to the related Financed Vehicle that complies with Servicer's customary requirements. It is understood that Servicer will not "force-place" any Physical Damage Insurance Policy on any Financed Vehicle.

         (b) Servicer may sue to enforce or collect upon the Physical Damage Insurance Policies, in its own name, if possible, or as agent for the Trust. If Servicer elects to commence a legal proceeding to enforce a Physical Damage Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Physical Damage Insurance Policy to Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that Servicer may not enforce a Physical Damage Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Physical Damage Insurance Policy, Trustee, on behalf of the Trust, at Servicer's expense, or Seller, at Servicer's expense, shall take such steps as Servicer deems necessary to enforce such Physical Damage Insurance Policy, including bringing suit in its name or the name of Trustee for the benefit of the Holders. Servicer shall make all claims and enforce its rights under any lender's single interest insurance policy (to the extent such claims or rights relate to Receivables) for the benefit of the Trust and shall treat as Collections all related proceeds of such policies.

         Section 3.5. Maintenance of Security Interests in Financed Vehicles. Servicer, in accordance with the standard of care required under Section 3.1, shall take such reasonable steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of the Trust. Trustee, on behalf of the Trust, hereby authorizes Servicer, and Servicer hereby agrees, to take such reasonable steps as are necessary to re- perfect such security interest on behalf of the Trust in the event Servicer receives notice of the relocation of a Financed Vehicle. If there has been a Servicer Termination Event, upon the request of Trustee, Seller and Servicer, at their expense, shall promptly and duly execute and deliver such documents and instruments, and take such other reasonable actions as may be necessary, as evidenced by an Opinion of Counsel delivered to Trustee to perfect the Trust's interest in the Trust Property against all other Persons, including the delivery of the Receivables and the Receivable Files to Trustee, its agent, or its designee, the endorsement and delivery of the Physical Damage Insurance Policies or the notification of the insurers thereunder, the execution of transfer instruments, and the endorsement to Trustee and the delivery of the certificates of title to the Financed Vehicles to the appropriate department or departments of motor vehicles (or other appropriate governmental agency).

         Section 3.6. Covenants of Servicer. Servicer makes the following covenants on which Trustee relies in accepting the Trust Property in trust and in executing and authenticating the Certificates:

                  (a) Security Interest to Remain in Force. Servicer shall not release any Financed Vehicle from the security interest granted by the related

         Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated herein.

                  (b) No Impairment. Servicer shall not impair in any material respect the rights of the Holders in the Receivables, the Dealer Agreements or the Physical Damage Insurance Policies or, subject to clause (c), otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust and the Holders hereunder would be materially adversely affected.

                  (c) Amendments. Servicer shall not amend or otherwise modify any Receivable (including the grant of any extension thereunder), except in accordance with Section 3.2.

         Section 3.7. Purchase by Servicer upon Breach. Seller, Servicer or Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach by Servicer of its covenants under
Section 3.5 or 3.6; provided that the failure to give such notice shall not affect any obligation of Servicer. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day (or the 30th day, if Servicer so elects) after the date on which Servicer becomes aware of, or receives written notice of, such breach, and such breach or failure materially and adversely affects the interests of Trustee and the Holders in any Receivable, Servicer shall purchase such Receivable from Trustee as of the last day of the Collection Period at a purchase price equal to the Purchase Amount for such Receivable as of the last day of such Collection Period; provided that in the case of a breach of the covenant contained in Section 3.6(c), Servicer shall be obligated to purchase the affected Receivable or Receivables on the Deposit Date immediately succeeding the Collection Period during which Servicer becomes aware of, or receives written notice of, such breach. In consideration of the purchase of a Receivable hereunder, Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 5.4. The sole remedy of the Trust, Trustee or the Holders against Servicer with respect to a breach pursuant to Section 3.5 or 3.6 shall be to require Servicer to repurchase Receivables pursuant to this Section.

         Section 3.8. Servicing Compensation. The servicing fee for (a) the ________ 199__ Distribution Date shall equal $__________ and (b) for each Distribution Date thereafter shall equal the product of (i) one-twelfth, (ii) the Servicing Fee Rate and (iii) the Pool Balance as of the opening of business on the first day of the related Collection Period (the "Servicing Fee"). Servicer shall also be entitled to retain any late fees, extension fees, prepayment charges (including, in the case of any Rule of 78's Receivable or Sum of Periodic Balances Receivable that is prepaid in full, amounts received in excess of the outstanding

Principal Balance of such Receivable and accrued interest thereon calculated as if such Receivable were an Actuarial Receivable) and certain non-sufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables collected (from whatever source) on the Receivables and shall be paid any interest earned on deposits in the Accounts (the "Supplemental Servicing Fee"). It is understood and agreed that Available Interest or Available Principal shall not include any amounts retained by Servicer which constitute Supplemental Servicing Fees. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates), if the Rating Agency Condition is satisfied, may be paid at the beginning of such Collection Period out of Collections for such Collection Period. As provided in Section 4.5, as additional compensation, Servicer shall be entitled to receive on each Distribution Date, any Additional Servicing for such Distribution Date.

         Section 3.9. Servicer's Report. (a) On each Determination Date, Servicer shall deliver to Trustee, each Paying Agent and Seller, with a copy to the Rating Agencies, a Servicer's Report substantially in the form of Exhibit C (a "Servicer's Report") containing, among other things, (i) all information necessary to make the deposits, transfers and distributions required by Sections 4.4, 4.5 and 4.6, (ii) all information necessary for sending statements to Holders pursuant to Section 4.7, (iii) all information necessary to prepare the certificate described in Section 9.3, (iv) all information necessary to determine if there has been a Servicer Termination Event under Section 8.1, and
(v) all information necessary to reconcile all deposits to, and withdrawals from, the Collection Account for such Distribution Date and the related Collection Period. Servicer also shall separately identify (by account number of the Receivable as it appears in the Schedule of Receivables) to Trustee in a written notice or a list in computer readable form the Receivables to be repurchased by Seller or to be purchased by Servicer, as the case may be, on the related Deposit Date, and each Receivable which became a Defaulted Receivable during the related Collection Period.

         (b) Servicer shall provide Trustee with a database file for the Receivables at or prior to the Closing Date (but with information as of the close of business on the Cutoff Date).

         Section 3.10. Annual Statement as to Compliance. (a) Servicer shall deliver to Trustee and each Rating Agency, on or before ________________ of each year, beginning on _______________, 199_, an Officer's Certificate, dated as of _______________ of such year, stating that (i) a review of the activities of Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to _________, 199 ) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, Servicer has fulfilled all its obligations in all material respects under this Agreement throughout such year, or, if there exists any uncured default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) Servicer shall deliver to Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which constitutes, or with the giving of notice or lapse of time or both, would become, a Servicer Termination Event under Section 8.1.

         Section 3.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer or Seller), to deliver to Seller, Trustee and each Rating Agency within 120 days following the end of each fiscal year of the Servicer, a report to the effect that such firm has examined the Servicer's assertion that it has complied with the minimum servicing standards set forth in the Mortgage Banker's Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") for the previous twelve months ended June 30, and that such examination (1) included test relating to the servicing or administration of the Receivables in accordance with the requirements of the USAP, to the extent the procedures in such program apply to the servicing or administration of the Receivables and (2) except as described in the report, disclosed no exceptions or errors in the records relating to the servicing or administration of the Receivables that, in the firm's opinion, paragraph six of such program requires such firm to report.

         Such report will also indicate that the firm is independent of Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 3.12. Access to Certain Documentation and Information Regarding Receivables. Servicer shall provide Trustee and the Holders with access to the Receivable Files (in the case of the Holders, only in such cases where it shall be required by applicable statutes or regulations to give access to such documentation as demonstrated by evidence satisfactory to Servicer in its reasonable judgment). Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of Servicer. Nothing in this Section shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Holder, by its acceptance of a Certificate, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential and not to use such information for any other purpose, except as required by applicable law.

         Section 3.13. Reports to the Commission. Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Seller shall, at its expense, cooperate in any reasonable request made by Servicer in connection with such filings.

         Section 3.14. Reports to the Rating Agency. Servicer shall deliver to each Rating Agency a copy of all reports or notices furnished or delivered pursuant to this Article and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

         Section 3.15. Servicer Expenses. Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of the Trustee, independent accountants, taxes imposed on Servicer and expenses incurred in connection with distributions and reports to Holders.

ARTICLE IV.       DISTRIBUTIONS; RESERVE ACCOUNT;
                           STATEMENTS TO HOLDERS.

         Section 4.1. Establishment of Accounts. (a) Trustee, on behalf of the Trust and for the benefit of the Holders, shall establish and maintain in the name of Trustee one or more segregated Eligible Deposit Accounts (collectively, the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders. Trustee, on behalf of the Trust and for the benefit of the Class A Holders, shall establish and maintain in the name of Trustee an Eligible Deposit Account (the "Class A Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Holders. Trustee, on behalf of the Trust and for the benefit of the Class B Holders, shall establish and maintain in the name of Trustee an Eligible Deposit Account (the "Class B Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class B Holders. Trustee on behalf of the Trust and for the benefit of the Holders, shall establish and maintain in the name of Trustee an Eligible Deposit Account (the "Payahead Account"), bearing a designation clearly indicating that the funds therein are held for the benefit of the Holders. The Collection Account, the Class A Distribution Account, the Class B

Distribution Account, and the Payahead Account shall be initially established and maintained with the trust department of Trustee.

         (b) Funds on deposit in the Collection Account, the Class A Distribution Account, the Class B Distribution Account, and the Payahead Account shall be invested by Trustee in Eligible Investments selected by Servicer (pursuant to standing instructions or otherwise) and confirmed in writing by Servicer to Trustee; provided that, it is understood and agreed that neither Servicer nor Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by Trustee for the benefit of the beneficiaries of the applicable Account; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be withdrawn from the Accounts at the written direction of Servicer and shall be paid to Servicer and shall not be available or otherwise subject to any claims or rights of the Holders. Other than as permitted by each Rating Agency, funds on deposit in the Accounts with respect to any Collection Period or Distribution Date shall be invested only in Eligible Investments that, except for money market funds, will mature so that such funds will be available at the close of business on the related Deposit Date. Funds deposited in an Account on a Deposit Date which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight. No Eligible Investment with a stated maturity shall be disposed of prior to that maturity unless a default occurs with respect to that Eligible Investment and Servicer directs Trustee in writing to dispose of it.

         (c) Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof (excluding all income thereon) and all such funds, investments and proceeds shall be part of the Trust Property. The Accounts shall be under the sole dominion and the exclusive custody and control of Trustee, and Trustee shall have sole signature authority with respect thereto. If, at any time, any of the Accounts ceases to be an Eligible Deposit Account, Trustee (or Servicer on its behalf) shall within 10 Business Days (or such longer period as to which each Rating Agency may consent) establish a new Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing Account which is no longer an Eligible Deposit Account to such new Account.

         Section 4.2. Collections. (a) Subject to the provisions of the succeeding sentence and of subsections (b) and (c), Servicer shall remit to the Collection Account all payments (other than amounts constituting Supplemental Servicing Fees) by or on behalf of the Obligors on the Receivables, including all Liquidation Proceeds received by Servicer during any Collection Period, as soon as practicable, but in no event after the close of business on the second Business Day, after receipt thereof. Subject to the provisions of subsections
(b) and (c), on the Closing Date, Servicer shall deposit in the Collection Account all payments by or on behalf of the Obligors on the Receivables received by Servicer after the Cutoff Date and on or prior to the second Business Day immediately preceding the Closing Date.

         (b) Notwithstanding the provisions of subsection (a), if Key Bank is the Servicer and (i) Servicer shall have the Required Rating or (ii) Trustee otherwise shall have received written notice from each of the Rating Agencies that the then outstanding rating on the Class A Certificates and the Class B Certificates would not be lowered or withdrawn as a result, Servicer may deposit all amounts referred to in subsection (a) for any Collection Period into the Collection Account not later than the close of business on the Deposit Date with respect to such Collection Period; provided that if (x) a Servicer Termination Event has occurred and is continuing, (y) Servicer has been terminated as such pursuant to Section 8.1 or (z) Servicer ceases to have the Required Rating, Servicer shall deposit such amounts (including any amounts then being held by Servicer) into the Collection Account as provided in Section 4.2(a). Notwithstanding the foregoing, the provisions of the proviso to the preceding sentence shall not be applicable to a successor Servicer solely by reason of the occurrence of an event specified in clauses (x), (y) and (z) of such proviso with respect to the outgoing Servicer. Pending the deposit of the amounts referred to in subsection (a) into the Collection Account, such amounts may be employed by Servicer at its own risk and for its own benefit and need not be segregated from Servicer's own funds. Any losses resulting from Servicer's actions shall be borne exclusively by the Servicer. Servicer shall promptly notify Trustee in writing if it shall obtain or lose the Required Rating.

         (c) Notwithstanding the provisions of subsections (a) and (b), Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period any amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds, in each case, with respect to which Servicer has not been previously reimbursed hereunder. The amount to be retained or reimbursed hereunder shall not be included in Collections with respect to the related Distribution Date.

         (d) With respect to each Precomputed Receivable, collections and payments by or on behalf of an Obligor (other than any amounts constituting Supplemental Servicing Fees) for each Collection Period shall be applied to the scheduled payment on such Precomputed Receivable for such Collection Period.

To the extent such collections and payments on a Precomputed Receivable during a Collection Period exceed the scheduled payment on such Precomputed Receivable and are insufficient to prepay the Precomputed Receivable in full, collections shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payments due or to prepay the Precomputed Receivable in full in accordance with Section 4.5.

         Section 4.3.  [Reserved].

         Section 4.4. Additional Deposits; Net Deposits. (a) On or prior to each Deposit Date, Seller or Servicer, as the case may be, shall remit to the Collection Account, in next-day or immediately available funds, the aggregate Purchase Amounts of the Receivables to be purchased by it under an obligation that arose during the preceding Collection Period pursuant to Section 2.4, 3.7 or 10.2, respectively.

         (b) Servicer may make the remittances to be made by it pursuant to this
Article IV net of amounts to be distributed to it pursuant to Section 4.5 (but subject to the priorities set forth therein), for so long as (i) no Servicer Termination Event has occurred and is continuing and (ii) Servicer has not been terminated as such pursuant to Section 8.1; provided that Servicer shall account for all of such amounts in the related Servicer's Report as if such amounts were deposited and distributed separately; and provided that, if an error is made by Servicer in calculating the amount to be deposited or retained by it and a shortfall in the amount deposited in the Collection Account results, Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from Trustee, of such error.

         Section 4.5. Distributions. (a) On each Determination Date, Servicer shall calculate all amounts required to determine the amounts to be deposited on the related Distribution Date in the Class A Distribution Account and the Class B Distribution Account which calculations shall be set forth in the Servicer's Report delivered to Trustee on or before such Determination Date.

         (b) On or before each Distribution Date, Servicer shall instruct Trustee in writing (based on the information contained in Servicer's Report delivered on the related Determination Date pursuant to Section 3.9) to, and the Trustee shall:

                  (i) withdraw from the Payahead Account and deposit in the Collection Account, in immediately available funds, (x) with respect to each Precomputed Receivable for which the payments made by or on behalf of the Obligor for the related Collection Period are less than the scheduled payment for the related Collection Period, the amount of Payaheads, if any, made with respect to such Receivable which, when added to the amount of such payments, is equal to the amount of such scheduled payment, (y) with respect to each Precomputed Receivable for which prepayments insufficient to prepay the Receivable in full have been made by or on behalf of the Obligor for the related Collection Period, the amount of Payaheads, if any, made with respect to such Receivable which, when added to the amount of such prepayments, is equal to an amount sufficient to prepay such Receivable in full, and
         (z) the amount of all Payaheads, if any, made with respect to any Purchased Receivable; and

                  (ii) withdraw from the Collection Account and deposit in the Payahead Account (or receive from the Servicer, which will remit to the Trustee for deposit in the Payahead Account, as the case may be), in immediately available funds, the aggregate amount of collections on Precomputed Receivables treated as Payaheads pursuant to Section 4.2 for the Collection Period related to such Distribution Date.

         (c) On each Distribution Date, based on the related Servicer's Report, Trustee will make the following deposits and distributions from the Collection Account by [_______] a.m. (_______________, _________ time), to the extent of the sum of Available Interest and any Available Reserve Amount (and, in the case of shortfalls in the Class A Interest Distributable Amount occurring under clause (ii), the Class B Percentage of Available Principal to the extent of such shortfalls), in the following priority:

                  (i) to Servicer, any unpaid Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods;

                  (ii) to the Class A Distribution Account, the Class A Interest Distributable Amount for such Distribution Date; and

                  (iii) to the Class B Distribution Account, the Class B Interest Distributable Amount for such Distribution Date.

On each Distribution Date, based on the related Servicer's Report, Trustee will make the following deposits and distributions, to the extent of the portion of Available Principal, Available Interest and Available Reserve Amount remaining after the application of clauses (i), (ii) and (iii), in the following priority:

                  (iv) to the Class A Distribution Account, the Class A Principal Distributable Amount for such Distribution Date;

                  (v) to the Class B Distribution Account, the Class B Principal Distributable Amount for such Distribution Date;

                  (vi) to the Reserve Account, any amounts remaining, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance;

                  (vii) to the Servicer, the Additional Servicing for such Distribution Date; and

                  (viii)  to Seller, any amounts remaining.

         (d) On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Holders (determined as of the related Record Date) by Trustee and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Holders (determined as of the related Record Date) by Trustee. Except as provided in Section 10.1, payments under this paragraph shall be made to the Holders by check mailed by Trustee to each Holder's respective address of record (or, in the case of Certificates registered in the name of a Clearing Agency, or its nominee, by wire transfer of immediately available funds). To the extent that Trustee is required to wire funds to the Holders from the Class A Distribution Account or the Class B Distribution Account, as applicable, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, to make a wire transfer of the amount to be distributed and the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, shall promptly deliver to Trustee a confirmation of such wire transfer. To the extent that Trustee is required to make payments to Holders by check hereunder, it shall request the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, to provide it with a supply of checks to make such payments. The bank shall, if a request is made by Trustee for a wire transfer by
[ ] A.M. ( , time) on any Distribution Date, wire such funds in accordance with such instructions by [ ] A.M. ( , time) on such Distribution Date, and it will otherwise act in compliance with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable. Servicer shall take all necessary action (including requiring an agreement to such effect) to ensure that any bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable, agrees to comply, and complies, with the provisions of this paragraph and the other provisions of this Agreement applicable to it as the bank maintaining the Class A Distribution Account or the Class B Distribution Account, as applicable.

         Section 4.6. Reserve Account. (a) Seller shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Reserve Account"). The Reserve Account and any amounts therein shall not be property of the Trust, but shall be pledged to and held for the benefit of the Trustee, as secured party. The Reserve Account shall be initially established and maintained with the Trustee (the "Securities Intermediary"). On the Closing Date, Seller shall deposit or cause to be deposited in the Reserve Account an amount equal to the Reserve Account Initial Deposit.

         (b) In order to provide for the prompt payment to the Holders and Servicer and to assure availability of the amounts maintained in the Reserve
Account:

                  (i) Seller, on behalf of itself and its successors and assigns, and solely for the purpose of providing for payment of the distributions provided for in Section 4.5, hereby grants a security interest in and pledges to Trustee and its successors and assigns for the benefit of the Holders, all of its right, title and interest in and to the Reserve Account, subject, however, to the limitations set forth in this Agreement, and all proceeds of the foregoing, including all securities, investments, general intangibles, financial assets and investment property from time to time credited to and any security entitlement to the Reserve Account; and

                  (ii) Seller hereby grants a security interest in and pledges to Trustee and its successors and assigns for the benefit of the Holders, the Reserve Account Deposit and all proceeds thereof, and solely for the purpose of providing for payment of the distributions provided for in Section 4.5, (all of the foregoing, subject to the limitations set forth in this Section, the "Reserve Account Property").

to have and to hold all the aforesaid property, rights and privileges unto Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. Trustee hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Reserve Account Property in accordance with the terms and provisions of this Section.

         (c) Trustee shall, at the written direction of Seller, direct the Securities Intermediary to invest funds on deposit in the Reserve Account in Eligible Investments selected by Seller and confirmed in writing by Seller to Trustee; provided that it is understood and agreed that none of Trustee, Securities Intermediary or Seller shall be liable for any loss arising from such investment in Eligible Investments. Funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature so that all such funds will be available at the close of business on each Deposit Date; provided that to the extent permitted by the Rating Agencies following written request by Seller, funds on deposit in the Reserve Account may be invested in Eligible Investments that mature later than the next Deposit Date. Funds deposited in the Reserve Account on a Deposit Date upon the maturity of any Eligible Investments are not required to be (but may be) invested overnight. Seller will treat the funds, Eligible Investments and other assets in the Reserve Account as its own for Federal, state and local income tax and franchise tax purposes and will report on its tax returns all income, gain and loss from the Reserve Account.

         (d) The Securities Intermediary hereby expressly agrees with the Trustee that: (i) all matters relating to the Reserve Account shall be governed by the laws of the State of ______________; (ii) all Eligible Investments held by the Securities Intermediary on behalf of the Trustee in the Reserve Account shall be treated as "financial assets" (as defined in Article 8 of the ______________ Uniform Commercial Code; (iii) the Securities Intermediary will treat the Trustee as entitled to exercise the rights comprising the financial assets credited to the Reserve Account; [(iv) the financial assets credited to the Reserve Account shall not be registered in the name of, payable to the order of, or specially indorsed to the Trustee;] and (v) the Securities Intermediary will not agree to comply with entitlement orders originated by any person with respect to the financial assets held in the Reserve Account other than the Trustee.

         (e) On each Distribution Date, any amounts on deposit in the Collection Account with respect to the preceding Collection Period after payments to Servicer, the Class A Distribution Account and the Class B Distribution Account have been made will be deposited into the Reserve Account until the amount of the Reserve Account is equal to the Specified Reserve Account Balance.

         (f) The Reserve Account shall be under the sole custody and control of Trustee. If, at any time, the Reserve Account ceases to be an Eligible Deposit Account, Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account as an Eligible Deposit Account and shall transfer any cash and/or any investments that are in the existing account which is no longer an Eligible Deposit Account to such new Reserve Account.

         (g) On each Distribution Date, the amount available in the Reserve Account (the "Available Reserve Amount") will equal the lesser of (i) the amount on deposit in the Reserve Account (exclusive of investment earnings) and (ii) the Specified Reserve Account Balance. On each Deposit Date, Trustee will withdraw funds from the Reserve Account to the extent that (A) the sum of the amounts required to be distributed to Holders and the accrued and unpaid Servicing Fees payable to Servicer on such Distribution Date exceeds (B) the amount on deposit in the Collection Account with respect to the preceding Collection Period (net of net investment income). The aggregate amount to be withdrawn from the Reserve Account on any Deposit Date shall not exceed the Available Reserve Amount with respect to the related Distribution Date. Trustee will deposit the proceeds of such withdrawal into the Collection Account on or before such Distribution Date with respect to which such withdrawal was made.

         (h) Amounts on deposit in the Reserve Account will be released to Seller on each Distribution Date to the extent that the amount credited to the Reserve Account would exceed the Specified Reserve Account Balance. Upon any distribution to Seller of amounts from the Reserve Account, the Holders will not have any rights in, or claims to, such amounts. Amounts distributed to Seller from the Reserve Account in accordance with this Section shall not be available under any circumstances to the Trust, Trustee or the Holders and Seller shall in no event thereafter be required to refund any such distributed amounts.

         (i) With respect to the Reserve Account Property, Seller, and Trustee agree that the Reserve Account Deposit and all other funds and Reserve Account Property shall be delivered to Trustee for credit to the Reserve Account. In addition:

                  (i) any Reserve Account Property that constitutes Physical Property shall be delivered to Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for Trustee;

                  (ii) any Reserve Account Property that is a book entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph
         (b) of the definition of "Delivery" and shall be maintained by Trustee pending maturity or disposition, through continued book entry registration of such Reserve Account Property as described in such paragraph; and

         (iii) any Reserve Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (ii) above shall be delivered to Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by Trustee pending maturity or disposition, through continued registration of Trustee's (or its nominee's) ownership of such security.

Effective upon the crediting of any Reserve Account Property to the Reserve Account, Trustee shall be deemed to have represented that it has purchased such Reserve Account Property for value, in good faith and without notice of any adverse claim thereto.

         (j) Seller (and any successor to Seller in accordance with Section 6.3) and Servicer agree to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including any UCC financing statements or this Agreement) as may be determined to be necessary, in an Opinion of Counsel to Seller delivered to Trustee in order to perfect the interests created by this
Section 4.6 and otherwise fully to effectuate the purposes, terms and conditions of this Section 4.6. Seller (and any successor to Seller in accordance with Section 6.3) and Servicer shall:

                  (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of Trustee's security interest; and

                  (ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (A) any change in their respective names or any trade names,
         (B) any change in the location of their respective chief executive offices or principal places of business and (C) any merger or consolidation or other change in their respective identities or corporate structures; and shall promptly notify Trustee of any such filings.

         (k) Investment earnings attributable to the Reserve Account Property and proceeds therefrom shall be held by Trustee for the benefit of Seller. Investment earnings attributable to the Reserve Account Property shall not be available to pay the distributions provided for in Section 4.5 and shall not otherwise be subject to any claims or rights of the Holders or Servicer. Trustee shall cause all investment earnings attributable to the Reserve Account to be distributed on each Distribution Date to Seller.

         (l) Seller may at any time, without consent of Holders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of the Class A Certificates or the Class B Certificates, (ii) Seller provides to Trustee an Opinion of Counsel from independent counsel that such action will not cause

Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by Seller.

         Section 4.7. Statements to Holders. On each Distribution Date, Servicer shall provide to Trustee (with a copy to each Rating Agency) written instructions for Trustee to forward to each Holder of record a statement setting forth at least the following information as to the Certificates to the extent applicable:

         (a) the amount of the distribution allocable to principal on the Class A Certificates and the Class B Certificates;

         (b) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

         (c) the amount of the Servicing Fee paid to Servicer with respect to the related Collection Period;

         (d) the Class A Certificate Balance, the Class A Pool Factor, the Class B Certificate Balance and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause
(a);

         (e) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

         (f) the amount of Defaulted Receivables and Liquidation Proceeds, if any, for such Collection Period;

         (g) the aggregate Purchase Amount of Receivables repurchased by Seller or purchased by Servicer with respect to the related Collection Period;

         (h) the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class A Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any, in each case as applicable to each of the Class A Certificates and the Class B Certificates, and the change in such amounts from the preceding statement;

         (i) the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date;

         (j) the Specified Reserve Account Balance as of the close of business on such Distribution Date; and

         (k) the number, and aggregate principal amount outstanding, of Receivables past due 31-60, 61-90 and over 90 days.

Each amount set forth pursuant to clauses (a), (b) and (c) shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate.

         Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, Servicer shall furnish a report to the Trust and Trustee shall furnish, or cause to be furnished, to each Person who at any time during such calendar year shall have been a Holder, a statement based upon such report as to the sum of the amounts determined in clauses (a) and (b) above for such calendar year, or, in the event such Person shall have been a Holder during a portion of such calendar year, for the applicable portion of such year, and such other information as is available to Servicer as Servicer deems necessary or desirable to enable the Holders to prepare their federal income tax returns. The obligation of the Trustee set forth in this paragraph shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided pursuant to any requirement of the Code.

ARTICLE V.  THE CERTIFICATES.

         Section 5.1. The Certificates. Trustee shall, upon written order or request signed in the name of Seller by one of its officers authorized to do so and delivered to an Authorized Officer of Trustee, execute on behalf of the Trust, authenticate and deliver the Certificates to or upon the order of Seller in the aggregate principal amount and denominations as set forth in such written order or request. The Certificates shall be issuable in denominations of $1,000 and integral multiples thereof; provided that one Class A Certificate and one Class B Certificate may be issued in a denomination that represents the residual amount of the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively. Upon initial issuance, the Class A Certificates and the Class B Certificates shall be in the form of Exhibit A and Exhibit B, respectively, which are incorporated by reference herein, and shall be issued as provided in Section 5.8, in an aggregate amount equal to the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively. The Certificates shall be executed by Trustee on behalf of the Trust by manual or facsimile signature of an Authorized Officer of Trustee under Trustee's seal imprinted thereon and attested by the manual or facsimile signature of an Authorized Officer of Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

         Section 5.2. Authentication of Certificates. No Certificate shall entitle the Holder thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication, substantially in the form set forth in the form of Certificates attached hereto as Exhibit A and Exhibit B, executed by Trustee by manual signature. Such authentication shall constitute conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 5.3. Registration of Transfer and Exchange of Certificates. Trustee shall maintain, or cause to be maintained, at the office or agency to be maintained by it in accordance with Section 5.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Class A Certificate or Class B Certificate at such office or agency, Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Certificates or Class B Certificates, as the case may be, in authorized denominations of a like aggregate amount. At the option of a Holder, Class A Certificates or Class B Certificates may be exchanged for other Class A Certificates or Class B Certificates, as the case may be, of authorized denominations of a like aggregate amount at the office or agency maintained by Trustee in accordance with Section 5.7. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer duly executed by the Holder and in a form satisfactory to Trustee. No service charge shall be made for any registration of transfer or exchange of Certificates, but Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for registration of transfer or exchange shall be cancelled and disposed of in accordance with the customary procedures of Trustee.

         The Class B Certificates and any beneficial interest in such Class B Certificates may not be acquired (a) with the assets of an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) by a plan described in Section 4975(e)(1) of the Code or (c) by any entity whose underlying assets include plan assets by reason of a plan's


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



investment in the entity. By accepting and holding a Class B Certificate or interest therein, the Holder thereof or Class B Certificate Owner thereof shall be deemed to have represented and warranted that it is not subject to the foregoing limitation.

         The preceding provisions of this Section 5.3 notwithstanding, Trustee shall not make and need not register any transfer or exchange of Certificates for a period of fifteen (15) days preceding any Distribution Date for any payment with respect to the Certificates.

         Section 5.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Class A Certificate or Class B Certificate shall be surrendered to Trustee, or if Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Class A Certificate or Class B Certificate and
(b) there shall be delivered to Trustee such security or indemnity as may be required to save Trustee harmless, then in the absence of notice that such Class A Certificate or Class B Certificate shall have been acquired by a bona fide purchaser, Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class A Certificate or Class B Certificate, a new Class A Certificate or Class B Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 5.4, Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection herewith. Any replacement Certificate issued pursuant to this Section 5.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, Trustee may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.5 and for all other purposes, and Trustee shall not be bound by any notice to the contrary.

         Section 5.6. Access to List of Holders' Names and Addresses. Trustee shall furnish or cause to be furnished to Servicer, within fifteen days after receipt by Trustee of a request therefor from Servicer in writing, in such form as Servicer may reasonably require, a list of the names and addresses of the Holders as of the most recent Record Date. If Definitive Certificates have been issued, Trustee, upon written request of (a) three or more Holders or (b) one or more Holders evidencing not less than 25% of the aggregate outstanding principal balance of the Certificates, will, within five Business Days after the receipt of such request, afford such Holders access during normal business hours to the most current list of Holders for purposes of communicating with other Holders with respect to their rights under the Agreement. Each Holder, by receiving and


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



holding a Certificate, shall be deemed to have agreed not to hold Seller, Servicer or Trustee accountable by reason of the disclosure of such Holder's name and address, regardless of the source from which such information was derived.

         Section 5.7. Maintenance of Office or Agency. Trustee shall maintain, or cause to be maintained, at its expense, in _______________, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon Trustee in respect of the Certificates and this Agreement may be served. Trustee initially designates its office located at _______________________ for such purposes. Trustee shall give prompt written notice to Servicer and to Holders of any change in the location of any such office or agency.

         Section 5.8. Book Entry Certificates. Upon original issuance, the Class A Certificates and the Class B Certificates, other than the Class A Certificate representing the residual amount of the Original Class A Certificate Balance and the Class B Certificate representing the residual amount of the Original Class B Certificate Balance, which shall be issued upon the written order of Seller, shall be issued in the form of one or more typewritten Certificates representing the Book Entry Certificates, to be delivered to the initial Clearing Agency, by, or on behalf of, Seller. Such Certificates shall initially be registered on the Certificate Register in the name of CEDE & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in the Class A Certificates or the Class B Certificates, as the case may be, except as provided in Section
5.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Holders pursuant to Section 5.10:

                  (a) the provisions of this Section 5.8 shall be in full force and effect;

                  (b) Seller, Servicer and Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates and the taking of actions by the Holders) as the authorized representative of the Certificate Owners;

                  (c) to the extent that the provisions of this Section 5.8 conflict with any other provisions of this Agreement, the provisions of this Section 5.8 shall control;

                  (d) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Certificate Owners and the Clearing Agency and all references in this Agreement to actions by Holders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Holders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the rules, regulations and procedures of the Clearing Agency; and

                  (e) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing specified percentages of the aggregate outstanding principal balance of such Certificates, such direction or consent may be given by Certificate Owners having interests in the requisite percentage, acting through the Clearing Agency.

         Section 5.9. Notices to Clearing Agency. Whenever notice or other communication to the Holders is required under this Agreement unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to
Section 5.10, Trustee shall give all such notices and communications specified herein to be given to Holders to the Clearing Agency.

         Section 5.10. Definitive Certificates. If (a) (i) Seller advises Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the Depository Agreement and
(ii) Trustee or Seller is unable to locate a qualified successor, (b) Seller, at its option, advises Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Servicer Termination Event, Certificate Owners representing in the aggregate not less than a majority of the aggregate outstanding principal balance of the Certificates, advise Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the Certificate Owners' best interests, Trustee shall notify the Clearing Agency which shall be responsible to notify the Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate

Owners requesting the same. Upon surrender to Trustee by the Clearing Agency of the Certificates registered in the name of the nominee of the Clearing Agency, accompanied by re-registration instructions from the Clearing Agency for registration, Trustee shall execute, on behalf of the Trust, authenticate and deliver Definitive Certificates in accordance with such instructions. Seller shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither Seller, Servicer nor Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, Trustee shall recognize the Holders of the Definitive Certificates as Holders hereunder.

ARTICLE VI.  SELLER.

         Section 6.1. Representations and Warranties of Seller. Seller makes the following representations and warranties, on which Trustee relies in accepting the Receivables and the other Trust Property in trust and executing and authenticating the Certificates. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

                  (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other Trust Property.

                  (b) Power and Authority. Seller has the power, authority and legal right to execute and deliver this Agreement and the Related Agreements to which it is a party and to carry out their respective terms and to sell and assign the property to be sold and assigned to and deposited with Trustee as Trust Property; and the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party have been duly authorized by Seller by all necessary corporate action.

                  (c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) as may be required under the blue sky or securities laws of any State or the Securities Act of 1933, as amended, and (ii) the filing of UCC financing statements.

                  (d) Valid Sale; Binding Obligation. Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other Trust Property conveyed by Seller to the Trust hereunder, enforceable against creditors of and purchasers from Seller; and each of this Agreement and the Related Agreements to which it is a party constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

                  (e) No Violation. The execution, delivery and performance by Seller of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the certificate of incorporation or bylaws of Seller,
         (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement or any Related Agreement, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Related Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or any Related Agreement or (iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

                  (g) Chief Executive Office. The chief executive office of Seller is Key Tower, 127 Public Square, Cleveland, Ohio 44114-1306.

         Section 6.2. Liability of Seller; Indemnities. (a) Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Seller under this Agreement and shall have no other obligations or liabilities hereunder.

         (b) Seller shall indemnify, defend and hold harmless Trustee, the Trust and the Holders from and against any taxes that may at any time be asserted against Trustee, its directors, officers, employees and agents, the Trust or a Holder with respect to, and on the date of, the sale, transfer and assignment of the Trust Property to the Trust or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to Federal or other income taxes arising out of transactions contemplated by this Agreement and the other Related Agreements) and costs and expenses in defending against the same.

         (c) Seller shall indemnify, defend and hold harmless Trustee, its directors, officers, employees and agents, the Trust and the Holders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent arising out of, or imposed upon such Person through or as a result of
(i) Seller's willful misfeasance, bad faith or gross negligence (other than errors in judgment) in the performance of its duties under this Agreement.

         (d) Seller shall indemnify, defend and hold harmless Trustee, its directors, officers, employees and agents, the Trust and the Holders from and against any loss, liability or expense incurred by reason of the violation by Seller of federal or state securities laws in connection with the registration or the sale of the Certificates or in connection with any application relating to the Certificates under any state securities laws.

         (e) Seller shall indemnify, defend and hold harmless Trustee, its directors, officers, employees and agents, the Trust and the Holders from and against any loss, liability or expense imposed upon, or incurred by, Trustee, the Trust or the Holders as the result of the failure of any Receivable conveyed by it to the Trust hereunder, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

         (f) Seller shall be liable as primary obligor for, and shall indemnify, defend and hold harmless Trustee and its respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein, except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of Trustee, or (ii) shall arise from the breach by Trustee of any of its representations and warranties or covenants set forth herein. Such liability shall survive the termination of the Trust and removal or resignation of the Trustee.

         (g) Seller shall pay any and all taxes levied or assessed upon the Trust or upon all or any part of the Trust Estate other than those taxes expressly excluded from Seller's responsibilities pursuant to the parentheticals in paragraph (a) above.

         (h) Indemnification under this Section 6.2 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of this Agreement and the resignation or removal of Trustee. If Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Seller, without interest.

         Section 6.3. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which Seller may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which Seller is a party, or (c) that may succeed by purchase and assumption to all or substantially all of the business of Seller, where Seller in any of the foregoing cases is not the surviving entity, which corporation or other entity shall execute an agreement of assumption to perform every obligation of Seller under this Agreement, shall be the successor to Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that (x) Servicer shall have delivered to Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section, and (y) Servicer shall have delivered to Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. Seller shall promptly inform Trustee and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption, where Seller is not the surviving entity.

         Section 6.4. Limitation on Liability of Seller and Others. Seller and any director or officer or employee or agent of Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any Related Agreement (provided that such reliance shall not limit in any way Seller's obligations under Section 3.2). Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         Section 6.5. Seller May Own Certificates. Seller, and any Affiliate of Seller, may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not Seller or an Affiliate thereof, except as otherwise provided in the definition of "Holder", "Class A Holder" and "Class B Holder" in Section 1.1. Certificates so owned by or pledged to Seller or any such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates, except as otherwise provided in the definitions of "Class A Holder" and "Class B Holder".


ARTICLE VII.  SERVICER.

         Section 7.1. Representations and Warranties of Servicer. Servicer makes the following representations and warranties on which Trustee relies in accepting the Receivables and the other Trust Property in trust and in authenticating the Certificates. These representations are made as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables and the other Trust Property to the Trust.

         (a) Organization and Good Standing. Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, authority and legal right to service the Receivables and the other Trust Property.

         (b) Due Qualification. Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

         (c) Power and Authority. Servicer has the power, authority and legal right to execute and deliver this Agreement and the Related Agreements to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party have been duly authorized by Servicer by all necessary corporate action.

         (d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement, the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than the filing of UCC financing statements.

         (e) Binding Obligation. Each of this Agreement and the Related Agreements to which it is a party constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

         (f) No Violation. The execution, delivery and performance by Servicer of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or disposition of any Lien upon any of its material properties pursuant to the terms of, (i) the articles of association or bylaws of Servicer, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Servicer is a party or by which Servicer is bound, or (iii) any law, order, rule or regulation applicable to Servicer of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Servicer.

         (g) No Proceedings. There are no proceedings or investigations pending, or, to Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over Servicer or its properties: (i) asserting the invalidity of this Agreement, any Related Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Related Agreement,
(iii) seeking any determination or ruling that might materially and adversely affect the performance by Servicer of its obligations under, or the validity or enforceability


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of, this Agreement, any Related Agreement or the Certificates, or (iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

         Section 7.2. Indemnities of Servicer. (a) Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer under this Agreement.

         (b) Servicer shall indemnify, defend and hold harmless Trustee, Seller, the Holders and any of the officers, directors, employees and agents of Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of, or imposed upon any such Person through, the gross negligence, willful misfeasance or bad faith (other than errors in judgment) of Servicer in the performance of its obligations and duties under this Agreement or in the performance of the obligations and duties of any subservicer under any subservicing agreement.

         (c) Servicer shall indemnify, defend and hold harmless Trustee and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement or in the other Related Agreements, including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes, or any taxes of any kind which may be asserted (but not including any Federal or other income taxes arising out of transactions contemplated by this Agreement and the other Related Agreements) against the Trust, and costs and expenses in defending against the same.

         (d) Servicer shall indemnify, defend and hold harmless Trustee, Seller and the Holders or any of the officers, directors, employees and agents of Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of or imposed upon any such Person as a result of any compensation payable to any subcustodian or subservicer (including any fees payable in connection with the release of any Receivable File from the custody of such subservicer or in connection with the termination of the servicing activities of such subservicer with respect to any Receivable) whether pursuant to the terms of any subservicing agreement or otherwise.

         (e) Servicer shall indemnify, defend and hold harmless Trustee, Seller and the Holders or any of the directors, officers, employees and agents of Trustee and Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of


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litigation, arising out of or resulting from the use, ownership, or operation by
Servicer or any Affiliate thereof of any Financed Vehicle.

Indemnification under this Section shall survive the resignation or removal of Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Servicer, without interest.

         Section 7.3. Merger or Consolidation of or Assumption of the Obligations of Servicer. Any corporation or other entity (a) into which Servicer may be merged or consolidated, (b) that may result from any merger, conversion, or consolidation to which Servicer is a party, (c) that may succeed by purchase and assumption to all or substantially all of the business of Servicer or (d) 50% of the voting stock of which is owned directly or indirectly by KeyCorp, where, in the case of clauses (a), (b) and (c), Servicer is not the surviving entity, which corporation or other entity in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Servicer under this Agreement, shall be the successor to Servicer under this Agreement without any further act on the part of any of the parties to this Agreement; provided that, unless Key Bank USA is the surviving party to such transaction (x) Servicer shall have delivered to Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section, and (y) Servicer shall have delivered to Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. Servicer shall promptly inform Trustee and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption where Servicer is not the surviving entity.

         Section 7.4. Limitation on Liability of Servicer and Others. Neither Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust or the Holders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action by Servicer or any subservicer pursuant to this Agreement or for errors in judgment; provided that this provision shall not protect Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties (except for errors in judgment) or by reason of reckless disregard of obligations and duties under this


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Agreement. Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided that Servicer may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Related Agreements to protect the interests of the Holders under this Agreement and the Related Agreements. In such event, the legal expense and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

         Section 7.5. Key Bank USA Not To Resign as Servicer. Subject to the provisions of Section 7.3, Key Bank USA hereby agrees not to resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of Key Bank USA as Servicer shall be communicated to Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of Trustee or a successor Servicer having assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 8.2 or the date upon which any regulatory authority requires such resignation.

         Section 7.6. Servicer May Own Certificates. Servicer, and any Affiliate of Servicer, may, in its individual or any other capacity, become the owner or pledgee of Certificates with the same rights as it would have if it were not Servicer or an Affiliate thereof, except as otherwise provided in the definition of "Holder", "Class A Holder" and "Class B Holder" in Section 1.1. Certificates so owned by or pledged to Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Certificates, except as otherwise provided in the definitions of "Class A Holder" and "Class B Holder".



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         Section 7.7. Existence. Subject to the provisions of Section 7.3, during the term of this Agreement, Key Bank USA will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its organization.

ARTICLE VIII.  SERVICING TERMINATION.

         Section 8.1. Servicer Termination Events. (a) Any one of the following events shall constitute a "Servicer Termination Event":

                  (i) any failure by Servicer to deliver to Trustee a Servicer's Report for any Collection Period, which failure shall continue beyond the related Deposit Date;

                  (ii) any failure by Servicer (or, for so long as Servicer is an Affiliate of Seller, Seller) to deliver to any Account or the Reserve Account any payment or deposit required to be so delivered or paid under the terms of the Certificates and this Agreement, or to direct Trustee to make any required distribution from any Account or the Reserve Account, which failure shall continue unremedied for a period of five Business Days after written notice is received from the Trustee by Servicer or after discovery of such failure by Servicer (or, in the case of a payment or deposit to be made no later than a Deposit Date immediately preceding a Distribution Date, the failure to make such payment or deposit by such Distribution Date);

                  (iii) any failure on the part of Servicer (or, for so long as Servicer is an Affiliate of Seller, Seller) duly to observe or to perform in any material respect any other covenants or agreements set forth in the Certificates or in this Agreement, which failure shall (A) materially and adversely affect the rights of Holders (which determination shall be made without regard to whether funds are available to the Holders pursuant to the Reserve Account) and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to Servicer (or, for so long as Servicer is an affiliate of Seller, Seller) by Trustee, or (2) to Trustee and Servicer by the Holders of Certificates representing not less than 25% of the outstanding principal amount of the Certificates (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and Servicer delivers an Officer's Certificate to Trustee to such effect and to the effect that Servicer has commenced or will


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         promptly commence, and will diligently pursue, all reasonable efforts to remedy such default);

                  (iv) the entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for Servicer, Seller, any Seller Affiliate, or any of their respective successors, in any bankruptcy, receivership, conservatorship, insolvency or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 consecutive days; or

                  (v) the consent by Servicer, Seller, any Seller Affiliate, or any of their respective successors, to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, receivership, conservatorship, insolvency or similar proceedings of or relating to such Person or relating to substantially all of its property, the admission in writing by such Person of its inability to pay its debts generally as they become due, the filing by such Person of a petition to take advantage of any applicable bankruptcy, receivership, conservatorship, insolvency or similar statute, the making by such Person of an assignment for the benefit of its creditors or the voluntary suspension by such Person of payment of its obligations.

Upon the occurrence of any Servicer Termination Event, and so long as a Servicer Termination Event shall not have been remedied, either Trustee, or the Majority Holders, by notice then given in writing to Servicer, may terminate all of the rights and obligations of Servicer (other than the obligations set forth in Section 7.2) under this Agreement. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Certificates or the Trust Property or otherwise, shall pass to and be vested in Trustee or such successor Servicer as may be appointed under Section 8.2 pursuant to this Section 8.1; and thereupon Trustee shall be authorized and empowered to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable Files or the Physical Damage Insurance Policies, the certificates of title to the Financed Vehicles, or otherwise. Servicer shall cooperate with Trustee or any successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to Trustee or any successor Servicer for administration of all cash amounts that are at the time held by Servicer for deposit, shall have been deposited by Servicer in the Collection Account, or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or


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documents that Trustee or such successor Servicer may require. In addition,
Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request and shall transfer to the successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the successor Servicer shall reasonably request. All reasonable out-of-pocket costs and expenses incurred by the successor Servicer in connection with the transfer of servicing shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

         (b) If any of the foregoing Servicer Termination Events occur, Trustee shall have no obligation to notify Holders or any other Person of such occurrence prior to the continuance of such event through the end of any cure period specified in Section 8.1(a).

         Section 8.2. Trustee to Act; Appointment of Successor Servicer. Upon Servicer's resignation pursuant to Section 7.5 or upon Servicer's receipt of notice of termination as Servicer pursuant to Section 8.1, Trustee shall be the successor in all respects to Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions of this Agreement, except that Trustee, when acting as successor Servicer, shall not be obligated to purchase Receivables pursuant to Section 3.7 unless the obligation to repurchase arose after the date of the notice of termination given to Servicer pursuant to Section 8.1, and neither Trustee nor any successor Servicer shall be liable for any acts or omissions of the terminated Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related documents or agreements. As compensation therefor, Trustee shall be entitled to the same Servicing Fees (whether payable out of the Collection Account or otherwise) and Supplemental Servicing Fees as Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given. Notwithstanding the above, Trustee may appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement; provided that Trustee shall continue to be the successor to Servicer until another successor Servicer shall have assumed the responsibilities and obligations of Servicer. In connection with such appointment, Trustee may make such arrangements for the compensation of such successor Servicer out of payments on Receivables as it and such successor shall agree, which shall in no event be greater than the Servicing Fees and Supplemental Servicing Fees payable to Key Bank as Servicer hereunder. Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. No Servicer shall resign or be


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relieved of its duties under this Agreement until a newly appointed Servicer shall have assumed the responsibilities and obligations of the terminated Servicer under this Agreement.

         Section 8.3. Effect of Servicing Transfer. (a) After the transfer of servicing hereunder, Trustee or successor Servicer shall notify Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

         (b) Except as provided in Sections 7.2 and 9.8 after the transfer of servicing hereunder, the predecessor Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the predecessor Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts held by the predecessor Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables and the predecessor Servicer shall continue to cooperate with the successor Servicer by providing information and in the enforcement of the Dealer Agreements and the Physical Damage Insurance Policies.

         (c) A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder (including the obligations and indemnities of Seller pursuant to Sections 2.4, 3.3, 6.1 and 6.2 or, with respect to obligations and indemnities arising prior to, or concurrently with, a transfer of servicing hereunder, the predecessor Servicer pursuant to Section 3.7, 7.1 or 7.2) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other Trust Property. The successor Servicer shall, upon its appointment pursuant to Section 8.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems necessary or appropriate so that the predecessor Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder. Without limiting the generality of the foregoing, the predecessor Servicer will be entitled to receive all accrued and unpaid Servicing Fees and Supplemental Servicing Fees through and including the effective date of the termination of the predecessor Servicer.

         (d) Any successor Servicer shall provide Seller with access to the Receivable Files and to the successor Servicer's records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business


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hours at the offices of the successor Servicer. Nothing in this Section shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         Section 8.4. Notification to Holders. Upon any notice of a Servicer Termination Event or upon any termination of, or appointment of a successor to, Servicer pursuant to this Article VIII, Trustee shall give prompt written notice thereof to Holders at their respective addresses of record, and to each Rating Agency.

         Section 8.5. Waiver of Past Servicer Termination Events. The Majority Holders may, on behalf of all Holders of Certificates, waive any Servicer Termination Event hereunder and its consequences, except an event resulting from the failure to make any required deposits or payments to the Collection Account in accordance with this Agreement. Upon any such waiver of a past Servicer Termination Event, such event shall cease to exist and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

         Section 8.6. Transfer of Accounts. Notwithstanding the provisions of
Section 8.1, if any of the Accounts or the Reserve Account is maintained with Servicer or an Affiliate of Servicer and a Servicer Termination Event shall occur and be continuing, Servicer shall promptly, and in any event within five Business Days, give notice to Trustee of such Servicer Termination Event, and Trustee, within ____ days after the receipt of such notice, shall establish new Eligible Deposit Accounts conforming with the requirements of this Agreement and promptly shall transfer all funds in any such Accounts or the Reserve Account to such new Eligible Deposit Accounts.

ARTICLE IX.  TRUSTEE.

         Section 9.1. Acceptance by Trustee. Trustee hereby acknowledges its acceptance of all right, title and interest in and to the Receivables and the other Trust Property conveyed by Seller pursuant to this Agreement and hereby declares that Trustee holds and shall hold such right, title and interest, upon the trust set forth in this Agreement.

         Section 9.2. Duties of Trustee. (a) Trustee, both prior to and after the curing of a Servicer Termination Event, undertakes to perform only such duties as are specifically set forth in this Agreement and no implied covenants or


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obligations shall be read into this Agreement against Trustee. If a Servicer
Termination Event, of which an Authorized Officer of Trustee has actual knowledge, shall have occurred and shall not have been cured (the appointment of a successor Servicer (including Trustee) to constitute a cure for the purposes of this Article), Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if Trustee assumes the duties of Servicer pursuant to Section 8.2, Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.

         (b) Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to Trustee that are required specifically to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

         (c) No provision of this Agreement shall be construed to relieve Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misfeasance or its own bad faith; provided that:

                  (i) Prior to the occurrence of a Servicer Termination Event, and after the curing of all such Servicer Termination Events that may have occurred, the duties and obligations of Trustee shall be determined solely by the express provisions of this Agreement, Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against Trustee, the permissible right of Trustee (solely in its capacity as such) to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of Trustee, or manifest error, Trustee (solely in its capacity as such) may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to Trustee and conforming to the requirements of this Agreement;

                  (ii) Trustee shall not be personally liable for an error of judgment made in good faith by an officer of Trustee, unless it shall be proved that Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

                  (iii) Trustee shall not be personally liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance


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         with the direction of the Majority Holders, as set forth in Section
         8.1, relating to the time, method and place of conducting any proceeding or any remedy available to Trustee, or exercising any trust or power conferred upon Trustee, under this Agreement.

         (d) Except for the willful misfeasance, bad faith or negligence of Trustee, Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require Trustee to perform, or be responsible for the manner of performance of, any of the obligations of Servicer under this Agreement except during such time, if any, as Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, Servicer in accordance with the terms of this Agreement.

         (e) Except for actions expressly authorized by this Agreement, Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or Financed Vehicle or to impair the value of any Receivable or Financed Vehicle.

         (f) Trustee shall have no power to vary the corpus of the Trust including (i) accepting any substitute obligation for a Receivable initially assigned to Trustee under this Agreement, (ii) adding any other investment, obligation or security, or (iii) withdrawing any Receivable, except for a withdrawal permitted under this Agreement.

         Section 9.3. Trustee's Certificate. As soon as practicable after each Deposit Date on which Receivables shall be assigned to Seller pursuant to
Section 2.4 or 10.2 or to Servicer pursuant to Section 3.7, as applicable, Trustee shall execute a certificate, prepared by Servicer, including its date and the date of the Agreement, and accompanied by a copy of Servicer's Report for the related Collection Period. Trustee's certificate shall operate, as of such Deposit Date, as an assignment pursuant to Section 9.4.

         Section 9.4. Trustee's Assignment of Purchased Receivables. With respect to all Receivables repurchased by Seller pursuant to Section 2.4 or
Section 10.2, or purchased by Servicer pursuant to Section 3.7 or Section 10.2, Trustee shall assign, without recourse, representation or warranty, to Seller or Servicer, as the case may be, all of Trustee's right, title and interest in and to such Receivables, and all security and documents and all other Trust Property conveyed pursuant to Section 2.1 with respect to such Receivables. Such


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assignment shall be a sale and assignment outright, and not for security. If, in any enforcement suit or legal proceeding, it is held that Seller or Servicer, as the case may be, may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, Trustee shall, at the expense of Seller or Servicer, as the case may be, take such steps as Seller or Servicer, as the case may be, deems necessary to enforce the Receivable, including bringing suit in Trustee's name or the names of the Holders.

         Section 9.5. Certain Matters Affecting Trustee. Except as otherwise provided in Section 9.2:

                  (a) Trustee may conclusively rely and shall be protected in acting or refraining from acting upon, any resolution, certificate of auditors or accountants or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) Trustee may consult with counsel knowledgeable in the area and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written Opinion of Counsel a copy of which shall be provided to Seller and Servicer.

                  (c) Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement, unless such Holders shall have offered to Trustee security or indemnity satisfactory to Trustee against the costs, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve Trustee of the obligations, upon the occurrence of a Servicer Termination Event that is not timely cured or waived pursuant to Section 8.5, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided that if Trustee assumes the duties of Servicer pursuant to Section 8.2, Trustee in performing such duties shall use the degree of skill and attention required by Section 3.1.



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                  (d) Trustee shall not be personally liable for any action
         taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

                  (e) Prior to the occurrence of a Servicer Termination Event and after the curing of all Servicer Termination Events that may have occurred, Trustee shall not be bound to make any investigation into the facts of any matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing so to do by the Majority Holders; provided that if the payment within a reasonable time to Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of an investigation requested by the Holders is, in the opinion of Trustee, not reasonably assured to Trustee by the security afforded to it by the terms of this Agreement, Trustee may require indemnity satisfactory to it against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by Servicer, or, if paid by Trustee, shall be reimbursed by Servicer upon demand. Nothing in this clause (e) shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; provided further, that Trustee shall be entitled to make such further inquiry or investigation into such facts or matter as it may reasonably see fit, and if Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books and records of Servicer or Seller, personally or by agent or attorney, at the sole cost and expense of Servicer or Seller, as the case may be.

                  (f) Trustee may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents, attorneys, nominees or a custodian, and shall not be liable for the acts of such agents, attorney, nominees or custodians except for (i) acts of ____________ or any successor agent carrying out Trustee's obligations with respect to the preparation of Servicer Reports and (ii) acts of any other agent, attorney, nominee or custodian if (A) Trustee has not acted with due care in their appointment or (B) Seller has not consented to their appointment.

                  (g) Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or Financed Vehicles for the purpose of establishing the presence or absence


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



         of defects, the compliance by Seller with its representations and warranties or for any other purpose.

                  (h) Trustee shall not be construed to be a guarantor of the performance of Servicer, nor shall Trustee have any duty to monitor the performance of Servicer other than as expressly stated in this Agreement.

                  (i) Trustee shall not be required to take notice or be deemed to have notice of any Servicer Termination Event hereunder, except a Servicer Termination Event under Section 8.1(a)(i) or (ii), unless Trustee shall be specifically notified in writing of such Servicer Termination Event by Servicer, Seller or any Holder. All notices or other instruments required by this Agreement to be delivered to Trustee shall be delivered at the Corporate Trust Office and, in the absence of such notice so delivered, Trustee may conclusively assume there is no Servicer Termination Event except as aforesaid.

         Section 9.6. Trustee Not Liable for Certificates or Receivables. Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as expressly provided herein, Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than Trustee's execution of, and the certificate of authentication on, the Certificates), or of any Receivable or related document, or for the validity of the execution by Seller and Servicer of this Agreement or of any supplements hereto or instruments of further assurance, or for the sufficiency of the Trust Property hereunder, and Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Seller or Servicer under this Agreement except as herein set forth; but Trustee may require Seller or Servicer to provide full information and advice as to the performance of the aforesaid covenants, condition and agreements. Trustee (solely in its capacity as such) shall have no obligation to perform any of the duties of Seller or Servicer, except as explicitly set forth in this Agreement. Trustee shall have no liability in connection with compliance of Servicer or Seller with statutory or regulatory requirements to the Receivables. Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust or Trustee. Trustee (solely in its capacity as such) shall at no time have any responsibility or liability for, or with respect to, the legality, validity or enforceability of any security interest in any Financed Vehicle or (prior to the time, if any, that Servicer is terminated as custodian hereunder) any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, the efficacy of the Trust or its ability to generate


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



funds sufficient to provide for the payments to be distributed to Holders under this Agreement, the existence, condition, location, and ownership of any Financed Vehicle, the existence and enforceability of the Insurance Policies, the existence and contents of any Receivable or any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or of any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by Seller with any warranty or representation made under this Agreement or in any related document and the accuracy, of any such warranty or representation, prior to Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by Servicer or any loss resulting therefrom (it being understood that Trustee shall remain responsible for any Trust Property that it may hold), the acts or omissions of Seller, Servicer, or any Obligor, any action of Servicer taken in the name of Trustee, or any action by Trustee taken at the instruction, of Servicer (provided that such instruction is not in express violation of the terms and provisions of this Agreement); provided that the foregoing shall not relieve Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of Trustee to perform its duties under this Agreement (whether in its capacity as Trustee or as successor Servicer) or based on Trustee's willful misconduct, negligence, or bad faith, or based on Trustee's breach of a representation and warranty contained in Section 9.14, no recourse shall be had to Trustee (whether in its individual capacity or as Trustee) for any claim based on any provision of this Agreement, the Certificates, or any Receivable or assignment thereof against Trustee in its individual capacity; Trustee shall not have any personal obligation, liability, or duty whatsoever to any Holder or any other Person with respect to any such claim. Trustee shall not be accountable for the use or application by Seller of the proceeds of such Certificates, or for the use or application of any funds paid to Servicer in respect of the Receivables prior to the time such amounts are deposited in the Collection Account (whether or not the Collection Account is maintained with Trustee). Trustee shall have no liability for any losses from the investment or reinvestment in Eligible Investments made in accordance with Section 4.1.

         Section 9.7. Trustee May Own Certificates. Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

         Section 9.8. Trustee's Fees and Expenses. Servicer agrees to pay to Trustee, and Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement as Trustee, and Servicer shall pay or


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



reimburse Trustee upon its request for all reasonable expenses (including expenses incurred in connection with notices or other communications to Holders), disbursements and advances (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by Trustee in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) or in defense of any action brought against it in connection with this Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance, or bad faith. Servicer's covenant to pay the expenses, disbursements and advances provided for in the preceding sentence shall survive the termination of this Agreement.

         Section 9.9. Eligibility Requirements for Trustee. Trustee shall at all times be organized and doing business under the banking laws of the United States or of any state thereof, shall be authorized under such laws to exercise corporate trust powers, shall have a consolidated net worth of at least $50,000,000 and shall be subject to supervision or examination by federal or state banking authorities. If Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.9, the consolidated net worth of such Trustee shall be deemed to be its consolidated capital and surplus as set forth in its most recent consolidated report of condition so published. In case at any time Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

         Section 9.10. Resignation or Removal of Trustee. (a) Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to Servicer. Upon receiving such notice of resignation, Servicer shall promptly appoint a successor Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Trustee from any obligations otherwise imposed on it under this Agreement and the Related Agreements until such successor has in fact assumed such appointment.

         (b) If at any time Trustee shall cease to be eligible in accordance with the provisions of Section 9.9 and shall fail to resign after written request therefor by Servicer, or if at any time Trustee shall be legally unable to act, or shall be


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adjudged bankrupt or insolvent, or a receiver, conservator or liquidator of
Trustee or of its property shall be appointed, or any public officer shall take charge or control of Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Servicer may remove Trustee. If Trustee is removed under the authority of the immediately preceding sentence, Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to Trustee so removed, the successor Trustee, the Holders at their respective addresses of record and the Rating Agencies.

         (c) Any resignation or removal of Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 9.11.

         (d) The respective obligations of Seller and Servicer described in this Agreement shall survive the removal or resignation of Trustee as provided in this Agreement.

         Section 9.11. Successor Trustee. (a) Any successor Trustee appointed pursuant to Section 9.10 shall execute, acknowledge, and deliver to Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, and Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

         (b) No successor Trustee shall accept appointment as provided in this
Section 9.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 9.9.

         (c) Upon acceptance of appointment by a successor Trustee pursuant to this Section 9.11, Servicer shall mail notice of such acceptance by the successor Trustee under this Agreement to all Holders at their respective addresses of record and to the Rating Agencies. If Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of Servicer.


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




         (d) No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

         Section 9.12. Merger or Consolidation of or Assumption of Obligations of Trustee. Any corporation or banking association which is eligible to be a successor Trustee under Section 9.9 (a) into which Trustee may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which Trustee shall be a party, or (c) that may succeed by purchase and assumption to the business of Trustee, where Trustee is not the surviving entity, which corporation or banking association executes an agreement of assumption to perform every obligation of Trustee under this Agreement, shall be the successor of Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Trustee shall promptly notify Servicer and each Rating Agency of any such merger, conversion, consolidation or purchase and assumption where Trustee is not the surviving entity.

         Section 9.13. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, Servicer and Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by Trustee to act as co-trustee, jointly with Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Holders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.13, such powers, duties, obligations, rights, and trusts as Servicer and Trustee may consider necessary or desirable. If Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.9 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 9.11. Notwithstanding the appointment of a co-trustee or separate trustee hereunder, Trustee shall not be relieved of any of its obligations under this Agreement.

         (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties, and obligations conferred or imposed upon Trustee shall be conferred upon and exercised or performed


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



         by Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to Servicer under this Agreement), Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Trustee.

                  (ii) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement.

                  (iii) Servicer and Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and in particular to the provisions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Trustee. Each such instrument shall be filed with Trustee and a copy thereof given to Servicer.

         (d) Any separate trustee or co-trustee may, at any time, appoint Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Trustee shall promptly notify Servicer and each Rating Agency of any appointment made pursuant to this Section 9.13.

         Section 9.14. Representations and Warranties of Trustee. Trustee makes the following representations and warranties on which Seller, Servicer, and Holders may rely:


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                  (a) Organization and Good Standing. Trustee is a banking
         corporation duly organized, validly existing, and in good standing under the laws of ______________.

                  (b) Power and Authority. Trustee has full power, authority and legal right to execute, deliver, and perform this Agreement and the Related Agreements and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement and the Related Agreements to which it is a party.

                  (c) Enforceability. This Agreement and the Related Agreements to which it is a party have been duly executed and delivered by Trustee and this Agreement and such Related Agreements constitute legal, valid and binding obligations of Trustee enforceable against Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by equitable limitations on the availability of specific remedies.

                  (d) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Trustee of this Agreement, the Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (e) No Violation. The execution, delivery and performance by Trustee of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of the terms and provisions of, constitute (with or without notice or lapse of time) a default under, or result in the creation or disposition of any Lien upon any of its properties pursuant to the terms of, (i) the articles of association or by-laws of Trustee, (ii) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Trustee is a party or by which Trustee is bound or to which any of its properties are subject, or (iii) any law, order, rule or regulation applicable to Trustee or its properties of any federal or state regulatory body, any court, administrative agency or other governmental instrumentality having jurisdiction over Trustee or any of its properties.



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         Section 9.15. Reports by Trustee. Trustee shall provide to any Holder or Certificate Owner who so requests in writing (addressed to the Corporate Trust Office) a copy of any Servicer's Report, the annual statement described in
Section 3.10, and the annual accountant's examination described in Section 3.11. Trustee may require any Holder or Certificate Owner requesting such report to pay a reasonable sum to cover the cost of Trustee's complying with such request.

         Section 9.16. Tax Returns. Servicer shall prepare or shall cause to be prepared any tax returns on Form 1065 (or other applicable form) required to be filed by the Trust and shall remit such returns to Trustee for signature at least five days before such returns are due to be filed. Trustee, upon request, will furnish Servicer with all such information actually known to an Authorized Officer of Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. Servicer shall prepare the tax returns of the Trust in accordance with the Code and any regulations (including, to the extent applicable by their terms, proposed regulations) thereunder.

         Section 9.17. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been obtained.

ARTICLE X.  TERMINATION.

         Section 10.1. Termination of the Trust. (a) The Trust, and the respective obligations and responsibilities of Seller, Servicer and Trustee hereunder, shall terminate (except as otherwise expressly provided herein) upon the earliest of: (i) the Distribution Date next succeeding the purchase by either Seller or Servicer at its respective option, pursuant to Section 10.2, of the Receivables (other than Defaulted Receivables) remaining in the Trust, (ii) the payment to Holders of all amounts required to be paid to them pursuant to this Agreement or (iii) the Distribution Date next succeeding the month which is six months after the maturity or the liquidation of the last Receivable held in the Trust and the disposition of any amounts received upon liquidation of any property remaining in the Trust; provided that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the


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



Commonwealth of Massachusetts. Servicer shall promptly notify Trustee of any prospective termination pursuant to this Section 10.1.

         (b) Notice of any termination, specifying the Distribution Date upon which the Holders may surrender the Certificates to Trustee for payment of the final distribution and cancellation, shall be given promptly by Trustee by letter to Holders of record and the Rating Agencies mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the specified Distribution Date stating the amount of any such final payment and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of Trustee therein specified. Upon presentation and surrender of the Certificates, Trustee shall cause to be distributed to Holders amounts distributable on such Distribution Date pursuant to Section 4.5. Amounts remaining in the Trust after distribution, or after setting aside all funds required for distribution, to the Holders shall be distributed to Seller.

         (c) In the event that all of the Holders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, Trustee shall give a second written notice to the remaining Holders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Trustee shall after giving such notice to deliver or cause to be delivered to Servicer the Certificate Register. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Holders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by Trustee to Seller.

         Section 10.2. Optional Purchase of All Receivables. If the Pool Factor shall be .0500000 or less as of the last day of any Collection Period, Seller and Servicer shall each have the option to purchase the remaining Trust Property on any Distribution Date occurring in a subsequent Collection Period. To exercise such option, Seller or Servicer, as applicable, shall deposit the aggregate Purchase Amount for the remaining Receivables (other than Defaulted Receivables) into the Collection Account on the Deposit Date occurring in the month in which such repurchase is to be effected. The payment shall be made in the manner specified in Section 4.4, and shall be distributed pursuant to
Section 4.5. Upon such payment Seller or Servicer, as applicable, shall succeed to and own all interests in and to the Trust Property (subject to the rights of the Holders to receive a final distribution on the related Distribution Date).



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ARTICLE XI.  MISCELLANEOUS PROVISIONS.

         Section 11.1. Amendment. (a) This Agreement may be amended by Seller, Servicer and Trustee, without the consent of any of the Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders; provided that such action shall not, as evidenced by an Opinion of Counsel to Seller delivered to Trustee, materially and adversely affect the interests of any Holder.

         (b) This Agreement may be amended by Seller, Servicer and Trustee without the consent of any of the Holders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Small Business Job Protection Act of 1996," or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions set forth in this Agreement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election; it being a condition to any such amendment that each Rating Agency will have notified the Seller, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Certificates with respect to which it is a Rating Agency.

         (c) This Agreement may be amended by Seller, Servicer and Trustee without the consent of any of the Holders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (i) the transfer to the Trust of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP") by Seller to the Trust, (ii) the Trust to avoid becoming a member of Seller's consolidated group under GAAP; or (iii) the Seller, any Seller Affiliate or any of other Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that each Rating Agency will have notified the Seller, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Certificates with respect to which it is a Rating Agency.

         (d) This Agreement may also be amended from time to time by Seller, Servicer and Trustee, with the consent of the Majority Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the


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provisions of this Agreement, or of modifying in any manner the rights of the
Holders; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate without the consent of all adversely affected Holders, (ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates, the Holders of which are required to consent to any such amendment, without the consent of all Holders, (iii) materially and adversely affect the interests of either the Class A Holders or the Class B Holders without the consent of the Holders of Class A Certificates or Class B Certificates, as the case may be, evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates, as the case may be, or (iv) cause either Rating Agency to downgrade or withdraw its rating of the Class A Certificates or the Class B Certificates without the consent of Holders of Class A Certificates or Class B Certificates, as the case may be, evidencing more than 66 2/3% of the aggregate outstanding principal balance of the Class A Certificates or the Class B Certificates, as the case may be. Promptly after the execution of any such amendment or consent, Trustee shall furnish written notification of the substance of such amendment or consent to each Holder.

         (e) It shall not be necessary for the consent of Holders pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable requirements as Trustee may prescribe.

         (f) Notice of any amendment of this Agreement shall be sent by Servicer to each Rating Agency, at such address as such Rating Agency may from time to time specify in writing.

         (g) In connection with any amendment pursuant to this Section 11.1 Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Agreement.

         Section 11.2. Protection of Title to Trust Property. (a) Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Holders and Trustee under this Agreement in the Trust Property and in the proceeds thereof. Servicer shall deliver (or cause to be delivered) to Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. If Servicer fails to perform its obligations under this


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subsection, Trustee may (but shall not be obligated to) do so, at the expense of
Servicer.

         (b) Neither Seller nor Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by Servicer in accordance with subsection (a) misleading within the meaning of the UCC, unless it shall have given Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Seller and Servicer shall give Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Seller and Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to Trustee, Servicer's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on Servicer's computer systems when, and only when, the Receivable shall be paid or shall become a Purchased Receivable.

         (f) If at any time Seller, any Seller Affiliate or Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle loans and/or retail installment sales contracts to any prospective purchaser, lender or other transferee, Seller or Servicer, as the case may be, shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

         (g) Upon request, Servicer, at its expense, shall furnish to Trustee, within thirty days, a list of all Receivables then held as part of the Trust, together with a reconciliation of such list to each Schedule of Receivables and to each of Servicer's Reports furnished pursuant to Section 3.9 indicating removal of Receivables from the Trust.

         (h) Servicer shall deliver to Trustee upon the Closing Date, and upon the execution and delivery of each amendment, if any, of this Agreement an Opinion of Counsel to Servicer either (i) stating that, in the opinion of such counsel, no filings or other action, other than the filings required in the appropriate filing offices as described in such opinion, are necessary to perfect and maintain (A) the security interest of Trustee in the Financed Vehicles, subject to the exceptions stated therein, and (B) the interest of Trustee in the Receivables and the proceeds thereof against third parties, subject to the exceptions stated therein, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to perfect or complete the perfected status of such interest.

         (i) Servicer shall permit Trustee and its agents, at the expense of Trustee (except after a Servicer Termination Event, in which case such cost will be at the expense of Servicer), at any time to inspect, audit and make copies of and abstracts from Servicer's records regarding any Receivables then or previously included in the Trust.

         Section 11.3. Limitation on Rights of Holders. (a) The death or incapacity of any Holder shall not operate to terminate this Agreement or the Trust, or entitle the Holder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) No Holder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Holders as partners or members of an association; nor shall any Holder be under any liability to any third party by reason of any action taken pursuant to any provision of this Agreement.

         (c) No Holder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless, with respect to the Class A Certificates, Class A Holders evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, Class B Holders evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, shall have made written request upon Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and Trustee, for __ days after its receipt of such notice, request and offer of indemnity satisfactory to it, shall have neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Class A Holders or Class B Holders, as the case may be. For the protection and enforcement of the provisions of this Section 11.3, each Holder and Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.4. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; EXCEPT THAT THE GRANT OF A SECURITY INTEREST IN THE RESERVE ACCOUNT PROPERTY AND THE PERFECTION, EFFECT OF PERFECTION, AND PRIORITY OF SUCH SECURITY INTEREST SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ___________________.

         Section 11.5. Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered, or sent by telecopier, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of Seller to Key Consumer Acceptance Corporation, Key Tower, 127 Public Square, Cleveland, Ohio 44114-1306, Attention: ______________ (b) in the case of Servicer, to Key Bank USA, N.A., Key Tower, 127 Public Square, Cleveland, Ohio 44114-1306, Attention:
_______________; (c) in the case of Trustee, at the Corporate Trust Office, facsimile number: _____________, (d) in the case of Moody's Investors Service, Inc., at the following address: Moody's Investors Service, Inc.,

ABS Monitoring Department, 99 Church Street, New York, New York 10007, facsimile number: (212) 553-3850, (e) in the case of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at the following address: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 25 Broadway, 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department, facsimile number: (212) 208-0030, and (f) in the case of Fitch, to _____________________. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of record of such Holder. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder shall receive such notice.

         Section 11.6. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 2.5, 3.1, 6.3 and 7.3, this Agreement may not be assigned by Seller or Servicer. This Agreement may not be assigned by Trustee except as provided by Sections 9.10 through 9.13.

         Section 11.8. Certificates Nonassessable and Fully Paid. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by Trustee pursuant to Section 5.1, each Certificate shall be deemed fully paid.

         Section 11.9. Intention of Parties. (a) The execution and delivery of this Agreement shall constitute an acknowledgment by Seller and Trustee, on behalf of the Holders, that it is intended that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and the other Trust Property, conveying good title thereto free and clear of any liens, from Seller to the Trust, and that the Receivables and the other Trust Property shall not be a part of Seller's estate in the event of the insolvency, receivership, conservatorship or the occurrence of another similar event, of, or with respect to, Seller. In the event that such conveyance is determined to be made as security for a loan made by the Trust or the Holders to the Seller, the parties intend that Seller shall have granted to Trustee a security interest in all of Seller's right, title and interest in and to the Trust Property conveyed to the Trust pursuant to Section 2.1, and that this Agreement shall constitute a security agreement under applicable law.

         (b) The execution and delivery of this Agreement shall constitute an acknowledgment by Seller and Trustee on behalf of the Holders that they intend that the Trust be classified (for Federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Holders are owners, rather than as an association taxable as a corporation. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

         Section 11.10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 11.11. Further Assurances. Seller and Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by Trustee more fully to effect the purposes of this Agreement, including without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 11.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      KEY CONSUMER ACCEPTANCE
                                      CORPORATION, Seller



                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      KEY BANK USA, NATIONAL
                                      ASSOCIATION, Servicer



                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                      ________________ BANK,
                                        Trustee


                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A

                          LOCATION OF RECEIVABLE FILES



[Key Bank USA, National Association]

                           FORM OF CLASS A CERTIFICATE
                           ---------------------------
                                                                       EXHIBIT A


                          KEY AUTO FINANCE TRUST 199_-_

                     ____% ASSET BACKED CERTIFICATE, CLASS A


Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of fixed rate simple interest retail motor vehicle loans and/or retail installment sales contracts (the "Receivables") secured by the new and used automobiles and light duty trucks financed thereby (the "Financed Vehicles") and sold to the Trust by Key Consumer Acceptance Corporation.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF KEY CONSUMER ACCEPTANCE CORPORATION, KEY BANK USA, NATIONAL ASSOCIATION, ANY OTHER KEYCORP BANK, KEYCORP OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER                                            CUSIP _____________________
-----------------
                                                  $--------------------------
                                                  Original Certificate Amount




                                Exhibit A, Page 1

         THIS CERTIFIES THAT ____________________ is the registered owner of a ______________ dollars, nonassessable, fully paid, fractional undivided interest in Key Auto Finance Trust 199_-_ (the "Trust") formed pursuant to a Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Agreement") among Key Consumer Acceptance Corporation (the "Seller"), Key Bank USA, National Association (the "Servicer") and ___________ Bank, a ____________ corporation, as trustee (the "Trustee").

         To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class A" (herein called the "Class A Certificates"). Also issued under the Agreement are Certificates designated as "____% Asset Backed Certificates, Class B (the "Class B Certificates"). The Class A Certificates and the Class B Certificates are hereinafter collectively called the "Certificates." This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of Receivables, certain monies received under the Receivables after _______ __, 199_ (the "Cutoff Date"), security interests in the Financed Vehicles, and proceeds of the foregoing.

         Subject to the terms and conditions of the Agreement (including the availability of funds for distributions) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Class A Distribution Account, on the __th day of each month or, if such __th day is not a Business Day, the next succeeding Business Day (each such date, a "Distribution Date"), commencing _______ __, 199_, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Collection Period (the "Record Date"), such Holder's fractional undivided interest in the amounts to be distributed to Class A Holders pursuant to the Agreement on such Distribution Date.

         Distributions on this Certificate will be made by Trustee by check mailed to the Holder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by Trustee of the pendency of such distribution and only


                                Exhibit A, Page 2
upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by Trustee.

         This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         Each Holder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that they intend that the Trust be classified (for Federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Holders are owners, rather than as an association taxable as a corporation.



                                Exhibit A, Page 3

         IN WITNESS WHEREOF, Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                          KEY AUTO FINANCE TRUST 199_-_


                          By: __________________ BANK,
                              as Trustee



                          By:
                              -------------------------------------
                               Authorized Officer

                          DATED:

                          [SEAL]

                          ATTEST:

                          ----------------------------------------
                              Authorized Officer




Trustee's Certificate of
Authentication:

             This is one of the Class A Certificates referred to in
                         the within-mentioned Agreement.



                              ____________________ BANK,
                                 as Trustee


                              By:
                                 -------------------------------
                                 Authorized Officer


                                Exhibit A, Page 4

                           FORM OF CLASS B CERTIFICATE
                           ---------------------------
                                                                       EXHIBIT B


                          KEY AUTO FINANCE TRUST 199_-_

                     ____% ASSET BACKED CERTIFICATE, CLASS B


Evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of fixed rate simple interest retail motor vehicle loans and/or retail installment sales contracts (the "Receivables") secured by the new and used automobiles and light duty trucks financed thereby (the "Financed Vehicles") and sold to the Trust by Key Consumer Acceptance Corporation.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF KEY CONSUMER ACCEPTANCE CORPORATION, KEY BANK USA, NATIONAL ASSOCIATION, ANY OTHER KEYCORP BANK, KEYCORP OR ANY OF THEIR AFFILIATES. THIS CERTIFICATE AND THE RECEIVABLES ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER                                            CUSIP _____________________
-----------------
                                                  $--------------------------
                                                  Original Certificate Amount




                                Exhibit B, Page 1

         THIS CERTIFIES THAT ____________________ is the registered owner of a ______________ dollars, nonassessable, fully paid, fractional undivided interest in the Key Auto Finance Trust 199_-_ (the "Trust") formed pursuant to a Pooling and Servicing Agreement dated as of ______ __, 199_ (the "Agreement") among Key Consumer Acceptance Corporation, a Delaware corporation (the "Seller"), Key Bank USA, National Association (the "Servicer") and ____________ Bank, a ___________ corporation, as trustee (the "Trustee").

         To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates, Class B" (herein called the "Class B Certificates"). Also issued under the Agreement are Certificates designated as ____% Asset Backed Certificates, Class A (the "Class A Certificates"). The Class A Certificates and the Class B Certificates are hereinafter collectively called the "Certificates." This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property includes (as more fully described in the Agreement) a pool of Receivables, certain monies received under the Receivables after _______ __, 199_ (the "Cutoff Date"), security interests in the Financed Vehicles, and proceeds of the foregoing. The rights of the Holder of the Class B Certificates are subordinated to the rights of the Holders of the Class A Certificates to the extent set forth in the Agreement.

         Subject to the terms and conditions of the Agreement (including the availability of funds for distributions and the subordination of the Class B Certificates) and until the obligations created by the Agreement shall have terminated in accordance therewith, there will be distributed, but only from funds on deposit in the Class B Distribution Account, on the __th day of each month or, if such __th day is not a Business Day, the next succeeding Business Day (each such date, a "Distribution Date"), commencing ______ __, 199_, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Collection Period (the "Record Date"), such Holder's fractional undivided interest in the amounts to be distributed to Class B Holders pursuant to the Agreement on such Distribution Date.

         Distributions on this Certificate will be made by Trustee by check mailed to the Holder of record at its address as it appears in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to a Certificate registered in the name of a Clearing Agency or its nominee, distributions will be made by wire transfer of immediately available funds. Except as otherwise provided in the Agreement


                                Exhibit B, Page 2
and notwithstanding the above, the final distribution on this Certificate will be made after due notice by Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by Trustee.

         This Certificate does not purport to summarize the Agreement and reference is hereby made to the Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         Each Holder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that they intend that the Trust be classified (for Federal tax purposes) as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of which the Holders are owners, rather than as an association taxable as a corporation.


                                Exhibit B, Page 3

         IN WITNESS WHEREOF, Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                         KEY AUTO FINANCE TRUST 199_-_


                                         By: _________________ BANK,
                                                 as Trustee


                                         By:
                                            ------------------------------------
                                             Authorized Officer

                                         DATED:

                                         [SEAL]

                                         ATTEST:

                                             -----------------------------------
                                             Authorized Officer


Trustee's Certificate of
Authentication:

             This is one of the Class B Certificates referred to in
                         the within-mentioned Agreement.


                                         __________________ BANK,
                                             as Trustee


                                         By:___________________________________
                                             Authorized Officer


                                Exhibit B, Page 4

                                                                       EXHIBIT C

                           Form of Servicer's Report